Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

MEGAS, INC.

(Exact name of registrant as specified in its charter)

Nevada	8999	27-10000407
(State or other jurisdiction of	(Primary standard industrial	(IRS employer
incorporation or organization)	classification code number)	identification number)

1291 Galleria Dr. Suite 220

Henderson, NV 89104

(702) 900-5550

http://www.megasglobal.com

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Nevada Corporate Headquarters

101 Convention Center Drive

7th Floor

Las Vegas, NV 89109

Ph: 800-398-1077

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Harold P. Gewerter, Esq. Ltd.

5536 S. Ft. Apache #102

Las Vegas, NV 89148

Ph: (702) 382-1714

Fax: (702) 382-1759

Email:harold@gewerterlaw.com

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement is declared effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box.  ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐.

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐.

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐.

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐.
Non-accelerated filer	☐. (Do not check if a smaller reporting company)	Smaller reporting company	☒

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price per Share	Proposed Maximum Offering Price(2)	Amount of Registration Fee (3)

Selling Shareholders – Common Stock	8,234,821	$0.02	$164,697	$21.21

(1) Registration fee has been paid via Fedwire.

(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(a).

(3) Estimated solely for the purpose of computing the amount of the registration fee pursuant to Rule 457(o) under the Securities Act.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The selling shareholders will sell the common stock being registered in this offering at a fixed price of $0.02 per share.

SUBJECT TO COMPLETION, DATED August 6, 2014.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and we are not soliciting offers to buy these securities in any state where the offer or sale is not permitted.

PROSPECTUS

MEGAS, INC.

8,234,821 Shares of Common Stock

This prospectus will allow 44 selling shareholders to sell 8,234,821 shares of common stock which proceeds will not be available for use by the company.

Our common stock is not traded on any public market and, although we intend to apply to have the prices of our common stock quoted on the Over-The-Counter Bulletin Board (“OTCBB”) maintained by the Financial Industry Regulatory Authority (“FINRA”) concurrently with the filing of the registration statement of which this prospectus is a part, there can be no assurance that a market maker will agree to file the necessary documents with FINRA to enable us to participate on the OTCBB, nor can there be any assurance that any application filed by any such market maker for quotation on the OTCBB will be approved.

Selling stockholders will sell at a fixed price of $0.02 per share. The selling shareholders in this offering are underwriters.

The Company is an emerging growth company under the Jumpstart Our Business Startups Act.

Our Independent Registered Public Accounting Firm has raised substantial doubts about our ability to continue as a going concern.

The securities offered in this prospectus involve a high degree of risk. You should consider the risk factors beginning on page 3 before purchasing our common stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is August 6, 2014.

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Unless otherwise specified, the information in this prospectus is set forth as of August 6, 2014, and we anticipate that changes in our affairs will occur after such date. We have not authorized any person to give any information or to make any representations, other than as contained in this prospectus, in connection with the offer contained in this prospectus. If any person gives you any information or makes representations in connection with this offer, do not rely on it as information we have authorized. This prospectus is not an offer to sell our common stock in any state or other jurisdiction to any person to whom it is unlawful to make such offer.

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PROSPECTUS SUMMARY

The following summary highlights selected information from this prospectus and may not contain all the information that is important to you. To understand our business and this offering fully, you should read this entire prospectus carefully, including the financial statements and the related notes beginning on page F-1. This prospectus contains forward-looking statements and information relating to Megas, Inc. See Cautionary Note Regarding Forward Looking Statements on page 8.

Our Company

The Company was formed on September 17, 2009 in the State of Nevada. The selling shareholders in this offering are underwriters.

Business Strategy

We are a development stage company. As a premier lifestyle brand Megas will provide a home based business & entrepreneurial opportunity for individuals by bridging entertainment events and cutting edge wellness products. Through leveraging online social communities and building a strong company culture through live entertainment based events, Megas will become the leading force in the wellness industry for the Gen Y population. We will unite millions of people by combining entertainment and education to develop happy healthy individuals who are prepared for a successful future.

The Company has an accumulated deficit of $17,486,586 since inception and our auditors issued a going concern opinion in its June 30, 2013 audit.

Our executive offices are located at 1291 Galleria Dr. Suite 220, Henderson, NV 89014. Our telephone number is (702) 900-5550.

The Company is an emerging growth company under the Jumpstart Our Business Startups Act.

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The Company shall continue to be deemed an emerging growth company until the earliest of—

‘(A) the last day of the fiscal year of the issuer during which it had total annual gross revenues of $1,000,000,000 (as such amount is indexed for inflation every 5 years by the Commission to reflect the change in the Consumer Price Index for All Urban Consumers published by the Bureau of Labor Statistics, setting the threshold to the nearest 1,000,000) or more;

‘(B) the last day of the fiscal year of the issuer following the fifth anniversary of the date of the first sale of common equity securities of the issuer pursuant to an effective registration statement under this title;

‘(C) the date on which such issuer has, during the previous 3-year period, issued more than $1,000,000,000 in non-convertible debt; or

‘(D) the date on which such issuer is deemed to be a ‘large accelerated filer’, as defined in section 240.12b-2 of title 17, Code of Federal Regulations, or any successor thereto.’.

As an emerging growth company the company is exempt from Section 404(b) of Sarbanes Oxley. Section 404(a) requires Issuers to publish information in their annual reports concerning the scope and adequacy of the internal control structure and procedures for financial reporting. This statement shall also assess the effectiveness of such internal controls and procedures.

Section 404(b) requires that the registered accounting firm shall, in the same report, attest to and report on the assessment on the effectiveness of the internal control structure and procedures for financial reporting.

As an emerging growth company the company is exempt from Section 14A and B of the Securities Exchange Act of 1934 which require the shareholder approval of executive compensation and golden parachutes.

The Company has irrevocably opted out of the extended transition period for complying with new or revised accounting standards pursuant to Section 107(b) of the Act.

The Offering

This prospectus covers up to 8,234,821 shares to be sold by our selling shareholders who will sell at a fixed price of $0.02 per share until the prices of our common stock are quoted on the OTCBB and thereafter at prevailing market prices or privately negotiated prices.

ABOUT THIS OFFERING

Securities Being Offered	Up 8,234,821 shares of common stock of Megas, Inc. to be sold by selling shareholders who will sell at a fixed price of $0.02 per share. The selling shareholders in this offering are underwriters.

Initial Offering Price	Up 8,234,821 shares of common stock of Megas, Inc. to be sold by selling shareholders at a fixed price of $0.02 per share.

Terms of the Offering	The selling shareholders will sell at a fixed price of $0.02 per share.

Termination of the Offering	The offering will conclude when the selling shareholder have sold all of the 8,234,821 shares of common stock offered by them.

Risk Factors	An investment in our common stock is highly speculative and involves a high degree of risk. See Risk Factors beginning on page 3.

Shares registered in this prospectus may not be sold until it is declared effective. The common shares offered under this prospectus may not be sold by the selling security holders, except in negotiated transactions with a broker-dealer or market maker as principal or agent, or in privately negotiated transactions not involving a broker or dealer. Information regarding the selling security holders, the common shares they are offering to sell under this prospectus and the times and manner in which they may offer and sell those shares is provided in the sections of this prospectus captioned "Selling Security Holders" and "Plan of Distribution."

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RISK FACTORS

An investment in our common stock is highly speculative, involves a high degree of risk, and should be made only by investors who can afford a complete loss. You should carefully consider the following risk factors, together with the other information in this prospectus, including our financial statements and the related notes, before you decide to buy our common stock. If any of the following risks actually occur, our business, financial condition, or results of operations could be materially adversely affected, the trading of our common stock could decline, and you may lose all or part of your investment therein.

Risks Relating to the Early Stage of our Company

We are at a very early operational stage and our success is subject to the substantial risks inherent in the establishment of a new business venture.

The implementation of our business strategy is in a very early stage. Our business and operations should be considered to be in a very early stage and subject to all of the risks inherent in the establishment of a new business venture. Accordingly, our intended business and operations may not prove to be successful in the near future, if at all. Any future success that we might enjoy will depend upon many factors, several of which may be beyond our control, or which cannot be predicted at this time, and which could have a material adverse effect upon our financial condition, business prospects and operations and the value of an investment in our company.

We have a very limited operating history and our business plan is unproven and may not be successful.

Our company was formed in September 2009 but we have not yet begun full scale operations. We have not licensed or sold any substantial amount of products commercially and do not have any definitive agreements to do so. We have not proven that our business model will allow us to generate a profit. The Company has not yet sold any products commercially and has not yet generated any revenue.

We have suffered operating losses since inception and we may not be able to achieve profitability.

We had an accumulated deficit of ($17,486,586) as of June 30, 2013 and we expect to continue to incur significant set up and marketing expenses in the foreseeable future related to the completion of development and commercialization. As a result, we are sustaining substantial operating and net losses, and it is possible that we will never be able to sustain or develop the revenue levels necessary to attain profitability.

We may have difficulty raising additional capital, which could deprive us of necessary resources.

In order to support the initiatives envisioned in our business plan, we will need to raise additional funds through public or private debt or equity financing, collaborative relationships or other arrangements. Our ability to raise additional financing depends on many factors beyond our control, including the state of capital markets, the market price of our common stock and the development or prospects for development of competitive technology by others. Because our common stock is not listed on a stock market, many investors may not be willing or allowed to purchase it or may demand steep discounts. Sufficient additional financing may not be available to us or may be available only on terms that would result in further dilution to the current owners of our common stock.

We expect to raise additional capital during 2014 but we do not have any firm commitments for funding. If we are unsuccessful in raising additional capital, or the terms of raising such capital are unacceptable, we may have to modify our business plan and/or significantly curtail our planned activities and other operations.

The Company does not have sufficient funds to meet its requirements for the next 12 months.

The company does not currently have sufficient funds to meet its requirements for the next 12 months. The Company will be mainly in the set up and fund raising mode for the next 12 months and thus needing funding will be gained through sales of equity, debt or related party loans.

There are substantial doubts about our ability to continue as a going concern and if we are unable to continue our business, our shares may have little or no value.

The company’s ability to become a profitable operating company is dependent upon its ability to generate revenues and/or obtain financing adequate to fulfill its research and market introduction activities, and achieving a level of revenues adequate to support our cost structure has raised substantial doubts about our ability to continue as a going concern. We plan to attempt to raise additional equity capital by selling shares in this offering and, if necessary, through one or more private placement or public offerings. However, the doubts raised, relating to our ability to continue as a going concern, may make our shares an unattractive investment for potential investors. These factors, among others, may make it difficult to raise any additional capital.

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Failure to effectively manage our growth could place strains on our managerial, operational and financial resources and could adversely affect our business and operating results.

Our growth has placed, and is expected to continue to place, a strain on our managerial, operational and financial resources. Further, if our subsidiary’s business grows, we will be required to manage multiple relationships. Any further growth by us or our subsidiary, or an increase in the number of our strategic relationships will increase this strain on our managerial, operational and financial resources. This strain may inhibit our ability to achieve the rapid execution necessary to implement our business plan, and could have a material adverse effect upon our financial condition, business prospects and operations and the value of an investment in our company.

Risks Relating to Our Business

We may not be able to execute our business plan or stay in business without additional funding.

Our ability to generate future operating revenues depends in part on whether we can obtain the financing necessary to implement our business plan.  We will likely require additional financing through the issuance of debt and/or equity in order to establish profitable operations, and such financing may not be forthcoming. As widely reported, the global and domestic financial markets have been extremely volatile in recent months.  If such conditions and constraints continue or if there is no investor appetite to finance our specific business, we may not be able to acquire additional financing through credit markets or equity markets. Even if additional financing is available, it may not be available on terms favorable to us. At this time, we have not identified or secured sources of additional financing.  Our failure to secure additional financing when it becomes required will have an adverse effect on our ability to remain in business.

If our estimates related to future expenditures are erroneous or inaccurate, our business will fail and you could lose your entire investment.

Our success is dependent in part upon the accuracy of our management’s estimates of our future cost expenditures for legal and accounting services (including those we expect to incur as a publicly reporting company), for website marketing and development expenses, and for administrative expenses, which management estimates to be approximately between $25,000 and $45,000 over the next twelve months. If such estimates are erroneous or inaccurate, or if we encounter unforeseen costs, we may not be able to carry out our business plan, which could result in the failure of our business and the loss of your entire investment.

Our auditor has raised substantial doubts about our ability to continue as a going concern and if we are unable to continue our business, our shares may have little or no value.

The company’s ability to become a profitable operating company is dependent upon its ability to generate revenues and/or obtain financing adequate to fulfill its research and market introduction activities, and achieving a level of revenues adequate to support our cost structure has raised substantial doubts about our ability to continue as a going concern. We plan to attempt to raise additional equity capital by selling shares in this offering and, if necessary, through one or more private placement or public offerings. However, the doubts raised, relating to our ability to continue as a going concern, may make our shares an unattractive investment for potential investors. These factors, among others, may make it difficult to raise any additional capital.

We will need to achieve commercial acceptance of our applications to generate revenues and achieve profitability.

Even if our development yields technologically superior sites, we may not successfully develop commercial sites, and even if we do, we may not do so on a timely basis. We cannot predict when significant commercial market acceptance for our sites and the affiliated products sold thereon will develop, if at all, and we cannot reliably estimate the projected size of any such potential market. If markets fail to accept our sites and related products, we may not be able to generate revenues from the commercial application of our technologies. Our revenue growth and achievement of profitability will depend substantially on our ability to introduce new products that are accepted by customers. If we are unable to cost-effectively achieve acceptance of our sites by customers, or if the associated products do not achieve wide market acceptance, our business will be materially and adversely affected.

Any significant disruption in our website presence or services could result in a loss of customers.

Our plans call for our customers to access our service through our website. Our reputation and ability to attract, retain and serve our customers will be dependent upon the reliable performance of our website, network infrastructure and fulfillment processes (how we deliver services purchased by our customers). Prolonged or frequent interruptions in any of these systems could make our website unavailable or unusable, which could diminish the overall attractiveness of our subscription service to existing and potential customers.

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Our servers will likely be vulnerable to computer viruses, physical or electronic break-ins and similar disruptions, which could lead to interruptions and delays in our service and operations and loss, misuse or theft of data. It is likely that our website will periodically experience directed attacks intended to cause a disruption in service, which is not uncommon for web-based businesses. Any attempts by hackers to disrupt our website service or our internal systems, if successful, could harm our business, be expensive to remedy and damage our reputation.  Efforts to prevent hackers from entering our computer systems are expensive to implement and may limit the functionality of our services. Any significant disruption to our website or internal computer systems could result in a loss of subscribers and adversely affect our business and results of operations.

 Our site may be displaced by newer technology.

The Internet industry is undergoing rapid and significant technological change. Third parties may succeed in developing or marketing technologies and products that are more effective than those developed or marketed by us, or that would make our technology and sites obsolete or non-competitive. Accordingly, our success will depend, in part, on our ability to respond quickly to technological changes through the development and introduction of new sites and products. We may not have the resources to do this. If our sites or product candidates become obsolete and our efforts to secure and develop new products and sites do not result in any commercially successful sites or products, our sales and revenues will decline.

We are in a competitive market which could impact our ability to gain market share which could harm our financial performance.

The business of niche of service websites is very competitive. Barriers to entry on the Internet are relatively low, and we face competitive pressures from companies anxious to join this niche. There are a number of successful websites operated by proven companies that offer similar niche social networking service, which may prevent us from gaining enough market share to become successful.  These competitors have existing customers that may form a large part of our targeted client base, and such clients may be hesitant to switch over from already established competitors to our service.  If we cannot gain enough market share, our business and our financial performance will be adversely affected.

We are a small company with limited resources relative to our competitors and we may not be able to compete effectively.

The niche service websites of our competitors have longer operating histories, greater resources and name recognition, and a larger base of customers than we have. As a result, these competitors will have greater credibility with our potential customers. They also may be able to adopt more aggressive pricing policies and devote greater resources to the development, promotion, and sale of their services than we may be able to devote to our services. .  Therefore, we may not be able to compete effectively and our business may fail.

The loss of the services of any of our officers or our failure to timely identify and retain competent personnel could negatively impact our ability to develop our website and sell our services.

The development of our website and the marketing of our services will continue to place a significant strain on our limited personnel, management, and other resources. Our future success depends upon the continued services of our executive officers who are developing our business, and on our ability to identify and retain competent consultants and employees with the skills required to execute our business objectives. The loss of the services of either of our officers or our failure to timely identify and retain competent personnel could negatively impact our ability to develop our website and sell our services, which could adversely affect our financial results and impair our growth.

Our officers and directors have conflicts of interest in that they have other time commitments that will prevent them from devoting full-time to our operations, which may affect our operations.

Because our officers and directors, who are responsible for all our business activities, do not devote their full working time to operation and management of us, the implementation of our business plans may be impeded. Our officers and directors have other obligations and time commitments, which will slow our operations and may reduce our financial results and as a result, we may not be able to continue with our operations. Additionally, when they become unable to handle the daily operations on their own, we may not be able to hire additional qualified personnel to replace them in a timely manner. If this event should occur, we may not be able to reach profitability, which might result in the loss of some or all of your investment in our common stock.

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Risks Relating to our Stock

The Offering price of $0.02 per share is arbitrary.

The Offering price of $0.02 per share has been arbitrarily determined by our management and does not bear any relationship to the assets, net worth or projected earnings of the Company, or any other generally accepted criteria of value.

We have no firm commitments to purchase any shares.

We have no firm commitment for the purchase of any shares. Therefore there is no assurance that a trading market will develop or be sustained. The Company has not engaged a placement agent or broker for the sale of the shares. The Company may be unable to identify investors to purchase the shares and may have inadequate capital to support its ongoing business obligations.

Our shares are not currently traded on any market or exchange. We will apply to have our common stock traded over the counter; there is no guarantee that our shares will ever be quoted on the OTC Bulletin Board or listed on an exchange, which could severely impact their liquidity.

Currently our shares are not traded on any market or exchange. We will apply to have our common stock quoted via the OTC Electronic Bulletin Board. Therefore, our common stock is expected to have fewer market makers, lower trading volumes and larger spreads between bid and asked prices than securities listed on an exchange such as the New York Stock Exchange or the NASDAQ Stock Market. These factors may result in higher price volatility and less market liquidity for the common stock. It is possible that the company’s shares may never be quoted on the OTC Bulletin Board or listed on an exchange.

A low market price would severely limit the potential market for our common stock.

Our common stock is expected to trade at a price substantially below $5.00 per share, subjecting trading in the stock to certain SEC rules requiring additional disclosures by broker-dealers. These rules generally apply to any non-NASDAQ equity security that has a market price share of less than $5.00 per share, subject to certain exceptions (a “penny stock”). Such rules require the delivery, prior to any penny stock transaction, of a disclosure schedule explaining the penny stock market and the risks associated therewith and impose various sales practice requirements on broker-dealers who sell penny stocks to persons other than established customers and institutional or wealthy investors. For these types of transactions, the broker-dealer must make a special suitability determination for the purchaser and have received the purchaser’s written consent to the transaction prior to the sale. The broker-dealer also must disclose the commissions payable to the broker-dealer, current bid and offer quotations for the penny stock and, if the broker-dealer is the sole market maker, the broker-dealer must disclose this fact and the broker-dealer’s presumed control over the market. Such information must be provided to the customer orally or in writing before or with the written confirmation of trade sent to the customer. Monthly statements must be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks. The additional burdens imposed upon broker-dealers by such requirements could discourage broker-dealers from effecting transactions in our common stock.

FINRA sales practice requirements may also limit a stockholders ability to buy and sell our stock.

In addition to the penny stock rules promulgated by the SEC, which are discussed in the immediately preceding risk factor, FINRA rules require that in recommending an investment to a customer, a broker -dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative, low-priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives and other information. Under interpretations of these rules, FINRA believes that there is a high probability that speculative low-priced securities will not be suitable for at least some customers. FINRA requirements make it more difficult for broker-dealers to recommend that their customers buy our common stock, which may limit the ability to buy and sell our stock and have an adverse effect on the market value for our shares.

An investor’s ability to trade our common stock may be limited by trading volume.

A consistently active trading market for our common stock may not occur on the OTCBB. A limited trading volume may prevent our shareholders from selling shares at such times or in such amounts as they may otherwise desire. The company’s shares may never be quoted on the OTC Bulletin Board or listed on an exchange.

Our company has a concentration of stock ownership and control, which may have the effect of delaying, preventing, or deterring a change of control.

Our common stock ownership is highly concentrated. Through ownership of shares of our common stock, one shareholder, Sunset Perspective, Inc. beneficially owns 44.92% of our total outstanding shares of common stock before this offering. As a result of the concentrated ownership of the stock, this stockholder, acting alone with it’s 5,600,000 shares of preferred stock, will be able to control all matters requiring stockholder approval, including the election of directors and approval of mergers and other significant corporate transactions. This concentration of ownership may have the effect of delaying, preventing or deterring a change in control of our company. It could also deprive our stockholders of an opportunity to receive a premium for their shares as part of a sale of our company and it may affect the market price of our common stock.

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We have not voluntarily implemented various corporate governance measures, in the absence of which, shareholders may have more limited protections against interested director transactions, conflicts of interest and similar matters.

Recent federal legislation, including the Sarbanes-Oxley Act of 2002, has resulted in the adoption of various corporate governance measures designed to promote the integrity of the corporate management and the securities markets. Some of these measures have been adopted in response to legal requirements; others have been adopted by companies in response to the requirements of national securities exchanges, such as the NYSE or the NASDAQ Stock Market, on which their securities are listed. Among the corporate governance measures that are required under the rules of national securities exchanges and NASDAQ, are those that address the board of Directors independence, audit committee oversight, and the adoption of a code of ethics. We have not yet adopted any of these corporate governance measures, and since our securities are not listed on a national securities exchange or NASDAQ, we are not required to do so. It is possible that if we were to adopt some or all of these corporate governance measures, shareholders would benefit from somewhat greater assurances that internal corporate decisions were being made by disinterested directors and that policies had been implemented to define responsible conduct. For example, in the absence of audit, nominating and compensation committees comprised of at least a majority of independent directors, decisions concerning matters such as compensation packages to our senior officers and recommendations for director nominees, may be made by a majority of directors who have an interest in the outcome of the matters being decided. Prospective investors should bear in mind our current lack of corporate governance measures in formulating their investment decisions.

Because we will not pay dividends in the foreseeable future, stockholders will only benefit from owning common stock if it appreciates.

We have never paid dividends on our common stock and we do not intend to do so in the foreseeable future. We intend to retain any future earnings to finance our growth. Accordingly, any potential investor who anticipates the need for current dividends from his investment should not purchase our common stock.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends affecting the financial condition of our business. These forward-looking statements are subject to a number of risks, uncertainties and assumptions, including, among other things:

Factors that might cause these differences include the following:

•	the ability to successfully complete development and commercialization of sites and our company’s expectations regarding market growth;
•	changes in existing and potential relationships with collaborative partners;
•	the ability to retain certain members of management;
•	our expectations regarding general and administrative expenses;
•	our expectations regarding cash balances, capital requirements, anticipated revenue and expenses, including infrastructure expenses; and
•	other factors detailed from time to time in filings with the SEC.

In addition, in this prospectus, we use words such as anticipate,” “believe,” “plan,” “expect,” “future,” “intend,” and similar expressions to identify forward-looking statements.

We undertake no obligation to update publicly or revise any forward-looking statements, whether as a result of new information, future events or otherwise after the date of this prospectus. In light of these risks and uncertainties, the forward-looking events and circumstances discussed in this prospectus may not occur and actual results could differ materially from those anticipated or implied in the forward-looking statements.

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USE OF PROCEEDS

The Company will receive no proceeds from the sales as a result of this registration.

CAPITALIZATION

The following table sets forth our capitalization as of June 30, 2013 and June 2012:

	June 30, 2013	June 30, 2012

Total liabilities	$20,478	$15,140

Stockholder’s deficit:
Common stock	11,963	10,438
Additional paid-in capital	17,459,457	43,482
Accumulated deficit	(17,486,586)	(69,060)
Total stockholders’ equity	1,978	(15,140)

Total capitalization	$1,978	$(15,140)

DILUTION

There are no new shares being issued in this offering and thus no dilution.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Our common stock is not currently traded on any exchange. We cannot assure that any market for the shares will develop or be sustained. A public trading market may never develop.

We have not paid any dividends on our common stock and do not anticipate paying cash dividends in the foreseeable future. We intend to retain any earnings to finance the growth of our business. We cannot assure you that we will ever pay cash dividends. Whether we pay cash dividends in the future will be at the discretion of our Board of Directors and will depend upon our financial condition, results of operations, capital requirements and any other factors that the Board of Directors decides are relevant. See Management’s Discussion and Analysis of Financial Condition and Results of Operations.

As of June 6, 2014, the Company has one hundred thirty nine (139) shareholders who hold 100% of its issued and outstanding common stock.

DESCRIPTION OF BUSINESS AND PROPERTY

Our Company

The Company was formed on September 17, 2009 in the State of Nevada. The Company is not a blank check company and has no plans for any merger or acquisition. The Company is a Shell Company as defined by as defined in Rule 405. As such no shares will be eligible to be sold or transferred under Rule 144 until in excess of 1 year from the filing of the equivalent of Form 10 information by the Company with the SEC.

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Business Strategy

We are a development stage company. In a unique and proprietary way Megas, Inc. will create a brand through our private events, modeling opportunities, distribution network, social networking and consumer products. The Megas brand aims to become a leader in the wellness industry by portraying a desirable lifestyle for our members.

Megas has a firm commitment to the wellness industry, which is rapidly growing. According to a report on euromonitor.com, Health and Wellness, already a billion dollar industry, will rise to become a trillion dollar industry by 2017. Through a unique approach, extensive product knowledge, and the rising current trends, Megas, Inc. is well positioned to make a major impact and launch a highly profitable company. In a recent analyst Insight by Ewa Hudson, Global Head of Health and Wellness Research at Euromonitor International, she predicts “global health and wellness sales on the way to hit a record high of US$1 trillion by 2017.”

http://blog.euromonitor.com/2012/11/health-and-wellness-the-trillion-dollar-industry-in-2017-key-research-highlights.html

Megas, Inc. offers a full line of health and wellness products ranging from lifestyle enhancement to sports performance to skin care. The Megas, Inc. corporate team has over 10 years experienced working with wellness products in the area of manufacturing, branding and distribution. The overall goal is to become the top choice wellness and lifestyle program in the marketplace.

Like other companies that develop through distributors and business opportunity seekers, Megas, Inc. has selected to use a multi-tier compensation program for its distributors. Another area of expertise the team brings to the table is a strong foundation in technology. The executive team of Megas, Inc. has over 10 years of experience building technologies for the direct response and multi-level marketing industries.

Infrastructure

Megas, Inc. is made up of strategically developed departments and acquired companies that all work towards the common goals of the parent company. These are set up to create a culture and brand that will innovate market growth in the wellness, modeling, VIP services, and entertainment industries.

Wholly Owned Subsidiaries:

●	Megas Edge
●	SexyPopulation.com (Sexy Population, LLC)
●	XS Modeling, LLC
●	Vertical Population
●	Digital Population

Company Outlook

There are many advantages to the Megas, Inc. business model. Please review the following.

Strengths:

●	Experience of its senior business executives and directors in the direct sales industry.
●	Seasoned management in developing tech heavy projects and companies
●	Diverse and unique market approach for attracting both entrepreneurs and qualified buyers into the Megas programs
●	Business partnerships/alliances and exclusive contracts
●	Contract service revenues

Opportunities:

●	Growing markets with a significant interest in our technologies (especially social media)
●	Gathering and networking with significant value through events and high-end social opportunities thereby leading to larger partner and sponsor opportunities.
●	Strategic convergence with a rapidly growing culture in popular music and events.
●	Multiple opportunities for revenue.

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The Company is an emerging growth company under the Jumpstart Our Business Startups Act.

The Company shall continue to be deemed an emerging growth company until the earliest of—

‘(A) the last day of the fiscal year of the issuer during which it had total annual gross revenues of $1,000,000,000 (as such amount is indexed for inflation every 5 years by the Commission to reflect the change in the Consumer Price Index for All Urban Consumers published by the Bureau of Labor Statistics, setting the threshold to the nearest 1,000,000) or more;

‘(B) the last day of the fiscal year of the issuer following the fifth anniversary of the date of the first sale of common equity securities of the issuer pursuant to an effective registration statement under this title;

‘(C) the date on which such issuer has, during the previous 3-year period, issued more than $1,000,000,000 in non-convertible debt; or

‘(D) the date on which such issuer is deemed to be a ‘large accelerated filer’, as defined in section 240.12b-2 of title 17, Code of Federal Regulations, or any successor thereto.’.

As an emerging growth company the company is exempt from Section 404(b) of Sarbanes Oxley. Section 404(a) requires Issuers to publish information in their annual reports concerning the scope and adequacy of the internal control structure and procedures for financial reporting. This statement shall also assess the effectiveness of such internal controls and procedures.

Section 404(b) requires that the registered accounting firm shall, in the same report, attest to and report on the assessment on the effectiveness of the internal control structure and procedures for financial reporting.

As an emerging growth company the company is exempt from Section 14A and B of the Securities Exchange Act of 1934 which require the shareholder approval of executive compensation and golden parachutes.

The Company has irrevocably opted out of the extended transition period for complying with new or revised accounting standards pursuant to Section 107(b) of the Act.

Employees

As of August 6, 2014, Megas has 2 employees. Charles Mui as CEO, CAO, CFO, PRES, SEC, TREAS, and DIR who has accrued $31,000. from salary. Adam Businger as VP of Entertainment Logistics and DIR who has accrued $31,000. from salary.

Description of Property

Megas is working out of 2 locations in Las Vegas, NV.

Corporate Office and Customer Service Call Center

Located at 1291 Galleria Drive in Henderson, NV 89014 this office will serve as the main operations headquarters. The office will be dedicated to customer service and executive offices. With a large meeting area and boardroom Megas will be able to leverage this office space for business development meetings.

Las Vegas, NV office:

The Las Vegas operations office is located at 2808 Cowan Circle Las Vegas, NV 89107. We are strategically placed just off the strip. From our office doors you can see the Wynn, Encore, Trump Towers, and the Venetian. We are located right in the heart of Sin City, which will help us become a name known throughout Vegas and will build our reputation as an iconic business in this famous city.

This office will house a few of the professionals working on the Megas, Inc. business model.

The space is sufficient for our current space needs.

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion of our financial condition and results of operations should be read in conjunction with (i) our audited financial statements as of June 30, 2013 that appear elsewhere in this registration statement. This registration statement contains certain forward-looking statements and our future operating results could differ materially from those discussed herein. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Given these uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements. We disclaim any obligation to update any such factors or to announce publicly the results of any revisions of the forward -looking statements contained herein to reflect future events or developments. For information regarding risk factors that could have a material adverse effect on our business, refer to the Risk Factors section of this prospectus beginning on page 6.

Going Concern

The future of our company is dependent upon its ability to obtain financing and upon future profitable operations from the sale of products and services through our websites. Management has plans to seek additional capital through a private placement and public offering of its common stock, if necessary. Our auditors have expressed a going concern opinion because uncertainties raise doubts about the Issuers ability to continue as a going concern.

Plan of Operation

Market Analysis and Target Audience

There will be a diverse audience that will engage the Megas, Inc. business model. The expected range of subscribers, distributors, and customers is anyone within the ages of 21 to 55 with any amount of disposable income. General marketing and word of mouth efforts will reach out to this vast population. Direct specialized marketing efforts will be made by Megas entrepreneurs to a targeted demographic.

Although Megas, Inc. will inevitably have many younger members, we have focused our target audience on men between the ages of 35 and 54 earning an average annual income starting at $100,000 a year. The sweet spot will be those earning an average of a $150,000 or more. This is relative data based on what we consider our best target audience. This could be anywhere from 40% to 50% of our total buyer audience with the additional percentage being a variety of women and men under the target income level and age bracket.

Entertainment Spending and Income

Although $2,504 was the overall average Americans spent on entertainment, averages vary according to a different income brackets. According to the The 2010 Consumer Expenditure Survey from the Bureau of Labor Statistics, consumers who earned less than $50,000 spent less than $2,000 on entertainment. “Americans who earned $100,000 or more spent an average of $5,500 on different types of entertainment and those with annual incomes of more than $150,000 averaged $7,032.”

Spending and Age

According to the 2010 Consumer Expenditure Survey, entertainment spending also varied according to age. On the low end of the sphere, people 25 years of age and younger had entertainment budgets that averaged $1,221, consumers 75 and older spent an average of $1,334. The biggest entertainment spenders were between 35 and 54, who averaged $3,050.”

According to the most recent US census found here http://factfinder2.census.gov/faces/tableservices/jsf/pages/productview.xhtml?pid=ACS_10_1YR_S1901&prodType=table. , 5% of non-family households earn over $100,000 per year. The total number of non-family households in the United States in the 2010 census was 38,478,374.

Supplements and Lifestyle Products

As stated in our Executive Summary above, health and wellness is a billion dollar industry makings its way to a trillion dollar industry by 2017. This shows a more health conscious population which will increase the amount of possible revenue generated. Megas, Inc. is well positioned to take advantage of this extreme growth. Although there are many ways the health and wellness industry is approached, we have a specific distributor and supplement based model that is unique to the Megas lifestyle.

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Megas, Inc. is poised to be a solid wellness company with a very competitive edge in product development and sales. According to the 2010 CRN (Council for Responsible Nutrition) http://www.crnusa.org/benpdfs/CRN011benefits_whovms.pdf Consumer Survey on Dietary Supplements, More than 150 million Americans take dietary supplements each year to improve their overall health, fill in nutrient gaps, and by doctors’ recommendations. From this same report we can show recent percentages of the US Population that engage in the use of dietary supplements.

	Males	Females
Age 20-29	30%	42%
Age 30-39	34%	46%
Age 40-49	35%	47%
Age 50-59	40%	52%
Age 60-69	39%	52%
Age 70-79	40%	54%

In conclusion there is a lot of growth potential in this industry, especially with such a unique marketing approach as the Megas, Inc. business model. Megas, Inc. is positioned to be a major player in the marketplace, able to create a serious impact.

Megas Brand Competition

Because of the large market space Megas covers, there are a few direct competitors to the Megas products. The biggest of these competitors in the health and beauty industry is the Body by Vi from www.Visalus.com and the Universal Music Group in the Artist/Music Management industry. Both are very large and popular companies that have held their top position in their industry for years. Both are multi-million dollar companies that hold sway in their market. The Megas, Inc. business model combines proprietary marketing strategies that position Megas to be on the cutting edge of product distribution worldwide.

Even though the wellness products industry has lots of competitors, Megas will have explosive growth opportunities because of its innovative marketing strategies. Megas believes in the strength of its business model, which advocates industry specialists like models, photographers, and artists to be brand promoters. As a major player in the health and wellness industry, Megas has a distinct advantage. Megas holds lifestyle trainings for subscription members and female modeling focused entrepreneurial programs. By adding in this personal contact, excitement and a sense of belonging through events and VIP experiences, Megas brings the products and services to the customer in an entirely new way.

Another area of expertise needed to rise above our competition is a strong foundation in technology. The executive team of Megas, Inc. has over 10 years of experience building technologies for the direct response and multi-level marketing industries. Megas, Inc. is not just competing in the industry. Megas intends to evolve the industry with a combination of referral marketing technology and proprietary products.

Marketing Methodology and Theory

The marketing for Megas will be accomplished through a number of different channels. These will all cross benefit each other and complete the overall goals of the company.

These are the following ways that Megas will get out into the mainstream:

●	Las Vegas based meet and greets exposing the Megas, Inc. business model to the local market
●	The Megas modeling entrepreneur program, with several stages of engagement
●	SEO, video, and content marketing on the internet
●	Strong social media presence

Meet and Greets in Las Vegas, NV

To help extend our brand awareness and bring in models, photographers, distributors, and promoters, we are conducting a series of events. The events will be held at various locations and will give an overview of the company. The overview will explain how Megas can benefit and offer opportunities to models, distributors, etc.

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Prospecting Models

Megas is at a huge advantage when it comes to prospecting models because there is such a large disproportion between models wanting to break into the industry and modeling opportunities.

The first stage to bring a model into the company is to create media for the models by publishing an interview of them on Sexy Population TV, followed by press releases, and articles. The models have access to this media and use it to promote themselves via social networks and other channels. The benefit of this to Megas is that as they promote themselves with the media, they will also be promoting Megas. Most models prospected have a large fan base; some models we have interviewed have over 10,000 fans on Facebook. This is highly advantageous as it puts the Megas name on the radar of all the models’ fans. This is the best and most strategic way to get models interested in the Megas, Inc. business model and to eventually join the distributor program. Nothing can compare to the effort and zeal a professional model will put into promoting her career. Megas is able to capitalize on these efforts, not only because as they promote themselves they will be promoting Megas, but because the next logical step would be to join the distributor program. This doubles our strategic value as you take into consideration the fact that now they are involved with Megas and we have built a positive foundation with them. The next step for the models to further their careers is to become involved in the distributor program.

Megas has two main sites to connect with prospective models: Model Mayhem and Facebook. Model Mayhem is by far the fastest way to prospect new models, Facebook being slower as we contact them through fan pages, which takes a model longer to respond. Megas continues to utilize both sites to prospect and reach a large number of models daily. Social Media and word-of-mouth have helped the company jump onto the radar of many models on the market.

The Megas Modeling Entrepreneur Program

“There’s this misperception that models are making millions of dollars,” Ziff told Metro New York. “What people don’t realize is that models are often working for free.”

http://www.businessinsider.com/models-form-alliance-and-reveal-scary-industry-statistics-2012-1#more-than-13-373-begin-modeling-at-ages-17-through-20-1

The modeling industry is full of hopeful, beautiful, and ambitious women that all have a dream to make it big. What really stops the larger percentage of these women from success is lack of funds and true opportunities. The entrepreneur program within Megas encourages their modeling careers while teaching them how to make money. Megas starts by setting models up with all the tools they need to make sales and build a successful distribution organization. The goal is to help them continue their pursuits as a model through Megas and work towards a 6-figure income. Our marketing and sales programs are specifically designed to benefit beautiful women. They will want to be associated with the Megas brand. Eventually it will be models seeking out Megas as the optimal stepping stone in their career.

The modeling / hosting world is very unstable and financially difficult. Models have ample opportunities in bigger cities but the pay is always terrible. Most of the time they show up to an opportunity, stand around for 3 hours, model for 30 minutes, and earn around $100. If you have a conversation with any of these girls they will tell you outright that they are trying to get their careers off the ground by suffering through what they call their “due diligence”.

Model Entrepreneur Training

Training is critical to the success of the Megas entrepreneur program. The system of training that is being developed is tailored to each personality type of the models. Pushing those that are ambitious, coaching and training those that are learning, and cutting off those that are not working the program. This is all very critical. The overall goal is to take entrepreneurs really working the program and get them into the higher levels of income fast.

There will be 3 different formats for training:

●	Extensive webinar training
●	Special in-person training events
●	Direct appointment-based personal coaching

Webinar Training

Webinar training is required of every model that enters the Megas entrepreneur program. This will be the most common type of continual training offered. Webinars will run consistently and utilize charts, custom media and direct training by lead corporate trainers.

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The following webinars will be given on an ongoing basis.

1	Megas VIP Entrepreneur Introduction
2	How to use your knowledge, assertive nature, and sexuality to make the sale
3	How to use the website, calendar, and CRM
4	How to market using the funnel and other direct marketing tools
5	How to present the VIP program over the phone
6	How to present the VIP program in person
7	How to conduct a professional discussion leading the client
8	How to close a sale
9	Webinar on lifestyle products
10	Webinar on health and weight loss products
11	Webinar on performance products

In-Person Training Events

In-person trainings will be where the models are engaged on a deeper impact; on an emotional level. With intensive training and premium content development through video streaming the events, these are powerful. They will air live on the website for maximum coverage and to allow other entrepreneurs to participate. They will also be recorded for the purpose of adding to our content.

Some of the in-person training events will include:

●	In team speaking opportunities: public speaking, training, and group interaction
●	Intensive back and forth sessions on how to deal with a tough sale
●	Intensives on how to close a sale and interactive practice in the group
●	Presentation as a hostess to the group for giving a full presentation on what Megas is
●	One-on-one coaching sessions with our trainers on how to close sales
●	Product intensives on how to sell our products and the benefits they bring
●	How to work sales at an event or one of the Megas VIP parties
●	Several photo opps for professional, bikini pool, and other modeling shots

We have prepared our budgets to afford the best possible training environments across the US for these events with the majority of them held in Las Vegas.

SEO, Video, and Content Marketing on the Internet

We are working towards building a full-time, dedicated team working on the natural search marketing of the main company and each of the individual entrepreneurs. SEO is going to be a very strong and inexpensive way to get the information about Megas in front of thousands a week.

Megas will be marketing online through:

●	Placement of video on YouTube, Daily Break, and several other well-indexed video websites.
●	Periodic press releases about our company and weekly press on each of the entrepreneurs that have entered into our programs.
●	Article submissions all over the internet on a variety of subjects that all stem back to the work we are doing.

Every event will generate hours of video content that can be published online. The video marketing age has fully dawned and will be a strong part of our SEO. With our streaming equipment and recording capabilities we will take full advantage of video marketing and SEO optimization.

Social Media Presence

Megas will develop several pages on Facebook for the departments and subsidiaries. The pages will be updated automatically from the Megas, Inc. corporate website blog and offering pages.

On Facebook:

●	Direct links for selling our VIP party general-entry tickets.

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●	Links to all of our entrepreneurs (a page that has all their headshots) with encouragement to contact them directly to learn about our VIP services.
●	Any and all celebrity interaction that we have going on with the company.
●	Information dedicated to the Megas product lines and services offered.
●	There will be several pages made in Facebook, Tumblr, and Twitter for our entrepreneurs, as well as Megas itself, that will continue to increase our presence.

We are really taking advantage of social media and reaching out to our target audience through sites like Facebook, Tumblr, and other networking sites. We are also utilizing social media to prospect to models. This is a good strategy to bring models into our company. We will build media for models that have 10,000+ fans on their social media sites; in return, they post about Megas on their sites. This is mutually beneficial to Megas and the model as it builds brand awareness for both.

Wholly-Owned Subsidiaries:

Megas Edge

Premium Lifestyle Products and Subscription Services

The following are the initial product lines and services scheduled for launch through 2014

Megas Products

•	Megas Prime Health and Wellness Line
•	Megas Gold Skincare Line
•	Megas VIP Card and Subscription

Entrepreneurship and lifestyle:

●	Seminar training for entrepreneurship in networking and communications. These will be in the form of general open to the public and special events.

Lifestyle and dating seminars for bachelors (done exclusively by host modeling entrepreneurs and coaches)

Megas Events and Parties:

•	Events and Parties will be held at premier venues, mansions or teamed up with special events such as concerts or festivals.

Megas Services

•	Megas Live Virtual and Live Event Ticket Sales
•	Megas Live Streaming Products and Services

Megas Prime

The Megas Prime nutraceutical product line was carefully selected from the best manufacturers and ingredients. The purpose of this set of products is to offer our customers the opportunity to greatly improve their health through the use of our exclusive product lines.

Health and Weight Loss:

●	Megas Prime- Healthy Testosterone support supplement.

Megas Energy Mixers:

This unique blend of all natural herbs trains your cells to function at optimal levels. That's why we call it functional cellular energy. No synthetically created dangerous chemicals loaded with sugars that will spike your system leaving you crashing and "needing" more. This all natural approach re-kindles the fire that originally belongs to your cells leaving you feeling good, sustained and energized. Megas Energy Mixers come in four delicious flavors: Pomegranate, Grape, Lime-Rickey and Blueberry.

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Functional Cellular Energy:

Adaptogens feed the cells, allowing them to operate at optimal levels of performance. They help the cell ‘adapt’ to its maximum level of performance. Adaptogens only come from naturally-occurring foods.

The Science:

Nutritional scientists studying plant medicine coined the term ‘adaptogen’ to refer to a plant that rooted non-specific benefits to an organism while inducing NO negative side effects.

An adaptogen is a substance which raises the nonspecific resistance in an organism. Adaptogens enable the body to enhance its power of resistance and adapt to external conditions. They work with the body’s natural rhythms to help rebuild weak immune systems, re-mineralize poorly-nourished bodies and increase energy and endurance.

ADAPT ENERGY will:
1. Improve reflexes
2. Increase efficiency
3. Promote longevity
4. Increase stamina
5. Beautify the skin
6. Increase memory
7. Increase alertness

Megas Gold Skin Care

Megas Gold is an exclusive skincare line that is made of the highest quality ingredients. The formulas work miracles for the skin and will be a huge hit with the model entrepreneurs and their customers. As a very important part of the health and wellness philosophy of Megas, the Megas Gold skincare line brings beauty to the forefront of our product offering.

Megas Gold Anti-Aging Serum

Tap into the beauty and enlivening secrets that were once only enjoyed by the ancients. Blended with 24 K Gold, this powerful serum will keep you looking young and give you the skin you really deserve.

Megas VIP Card

The VIP services are focused on the lifestyle aspects of Megas. They include introductory subscriptions, upgrades and special event packages. Megas VIP encompasses training, events and parties that are put on by Megas.

SexyPopulation.com

SexyPopulation.com is anticipated to launch 4th Quarter of 2014. This social network is a competition portal and a meeting place for the nightlife and modeling industry.

SexyPopulation.com will hold competitions, advertise clubs, and allow the users to collaborate. Users can engage each other along with the models competing, in a social experience.

Models and photographers are able to build an online profile that showcases their portfolio and resume. Users are able to connect and network together on this platform. SexyPopulation contains the capability of linking social media sites to their SexyPopulation profile. By allowing users to easily link their other social media accounts to their SexyPopulation profile it will rapidly expand their online presence.

SexyPopulation has competition from two major sites, Model Mayhem and One Model Place. These sites, however, do not allow a model to build a fan base. There is tremendous opportunity to create a better application; the market is wide open for SexyPopulation to dominate. SexyPopulation is the evolution of Model Mayhem and One Model Place with a technologically advanced platform on which to run.

SexyPopulation’s main revenue stream will be the ads on the website. These will function much like the ads on Facebook, but SexyPopulation will run regular, simple ads. Every time a visitor clicks on an ad and follows through to the ad website, SexyPopulation will receive ad revenue. An additional way SexyPopulation will produce revenue is thru the sale of completion sponsorships.

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Marketing Model

The application will be marketed thru a combination of viral social media theory, search engine optimization, sponsorships, and live events. By introducing a strong social experience that is fully integrated to Facebook and partially integrated to Twitter, Pinterist, and other applications, SexyPopulation will work like a magnet. The very nature of the social experience will draw fans of the Modeling competitors in to vote and give support.

SexyPopulation.com will target and trade website links with lucrative link sponsors that already have the highest search engine placement and Facebook fan pages. These include bikini websites, modeling agencies, picture posting sites, high traffic men’s websites, and several others.

Users of the SexyPopulation.com Application

Clubs and Businesses:

On the business side our target audiences are mega clubs, modeling agencies, and entertainment companies. These companies will find it very lucrative to advertise and list with SexyPopulation.com the younger, attractive audience and competitors. These companies can list for free and have opportunities to sponsor the website, physical events, and individual competitions.

As the community grows there will be programs developed that are focused on joint venture projects with the more popular mega clubs. This is expected to start within the second year of operating.

Sexy Population Competitions:

The competitions are the main attraction in SexyPopulation.com. To enter a competition there is no cost to the competitor. There is however an admin screening to qualify. Users can join SexyPopulation.com as a regular user and upgrade to a competitor at any time. Once a user upgrades, their profile becomes more visible and searchable on the website.

The competitive users can upgrade their listing to promote themselves as a brand. For models this is a great place to set up and manage their portfolio. This also gives them incentive to come in and really work on their profile and stay active in SexyPopulation.com.

The competitions are the central attraction for the platform. This is the main way for building a large loyal audience. The competition software is extremely flexible and able to run for any period of time creating a variety of themed competitions.

Most competitions will run for a period of 30 to 90 days depending on what the type of competition. The more common ones will be 30 days. Anywhere from 2 to 10 competitions will be running at the same time. The total number of entries will balance the competitions.

Some of the competitions we are planning to run in 2014

●	Bikini
●	Glamour Model
●	Lingerie
●	Alternative
●	Miss Population
●	Sexy Summer Heat
●	Ebony
●	Pin Up

GoGo / Electronic Dance Music Girls

Fans and Users

The fans are what make SexyPopulation.com work. On Facebook right now, there are fan pages for models of all genres that have 15,000 to 100,000+ fans. When the models post to their walls, their fans get those posts in their news feeds. Out of the several thousand girls we are planning to target for our competitions, their fans have shown to be loyal and post often. Usually a model with over 10,000 fans will get 500+ likes and several hundred comments on each and every post. When the competitions are going hot there will be literally thousands of fans exposed each day to the SexyPopulation.com posts.

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Fans are able to come into SexyPopulation.com as regular users and enjoy most of the features of the website. They are able to blog, comment on media, friend other users, and, most importantly, follow their favorite competitors. As you will see from the Facebook features integration, they are able to be on SexyPopulation.com and Facebook at the same time. Most fans will prefer to come into SexyPopulation.com over their Facebook.com experience. It’s just sexier!

Advertising on the Website

Advertising will go in a few different segments, the main portion working through ad agencies and ad networks. SexyPopulation.com only allows CPC (cost per click) and CPV (cost per view) relationships at this level. The ads will be cherry-picked, choosing only the best offers to be displayed. This will run a frequency of a few hundred available ads based on page and content matching. This accounts for the larger portion of revenue generated on the website.

There are also special advertising opportunities for sponsors and larger advertisers. These opportunities have full-page displays, larger banners, and special editorials. There will be a variety of pricing based advertising, based on the number of SexyPopulation.com users. The companies that are targeted for this type of advertising are, music festivals, mega clubs, beach and body companies, bikini and clothing lines, energy and extreme sports products.

How SexyPopulation.com Benefits Megas, Inc.

SexyPopulation.com as a wholly owned subsidiary has powerful relationship for the Megas Inc. business model. There will be a tremendous number of opportunities to recruit new entrepreneurs to market the Megas product lines. The competitions really help us sort through those that are ambitious enough to really pursue a career and those that are not so ambitious.

XS Modeling

XS Modeling will be a fully-functioning model management company. It will act as a supporting bridge company for the Megas Entrepreneur program. As a wholly owned subsidiary there are many aspects that help give a strong focus to the acquisition and recruiting of models. There is also an entire services program for models, photographers and the Megas entrepreneurs.

XS Modeling will work to develop and feature promising models. XS Modeling will manage, build their careers, and make them superstars within the modeling world. Many models will be listed as an XS Modeling model and will be able earn a living from the job opportunities offered, but only the best will become featured XS Modeling models.

Models are the best foot soldiers for Megas. They will be the ones out on the street, in venues, or any photo shoot working to spread the word about Megas and building an interest in the company with potential sponsors. The more models we have within XS Modeling, the better for Megas, Inc. as a whole.

The other side to the XS Modeling business plan is the exclusive service we offer to photographers. Photographers will be another way to bring in models. Most Photographers have an extensive network that they work with. These XS Modeling Photographer members will enhance our brand by using our service to scout for new models in their shoots. The photographers will want to sign up with XS Modeling because it offers such an amazing service to them.

XS Modeling Scouting and Photo Opps Expeditions

By holding national and global photo shoot opportunities, we will expand the content for XS Modeling and Megas. We will host casting calls to raise the brand awareness of Megas and recruit more entrepreneurs.

What these shoots accomplish:

●	Expand the owned and distributable image and video media of XS Modeling and Megas.
●	Increase modeling service exposure through personal interaction with the professionals in the industry.
●	Gives XS Modeling the opportunity to pitch the models directly for getting involved in the Megas entrepreneur program.
●	Gives XS Modeling the opportunity to interact with local photographers giving them access to the XS Modeling photographers program.

Services offered directly by XS Modeling

The services offered through XS Modeling are centered around the development and branding of models. There is an equally strong component for providing service to photographers.

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Branding and Media Products for Models:

There are opportunities to engage XS Modeling as a service provider in photography and media development.

These include:

●	Glam and alternative themes
●	Runway and high fashion shoots
●	Theme-based professional and artistic shoots
●	Professional in-studio video shoots
●	Small production event coverage
●	Short content film development and editing
●	Logo design and creation
●	Business cards, full page poster prints
●	Website design and branding
●	Model gallery and video page development
●	Twitter and Facebook fan page development

Services Directly to Photographers

This is considered one of the more unique parts of the XS Modeling. Why target photographers? Simple, they have the models!

Photographers are the lifeblood of the modeling industry. The more photographers we are able to work with the better. XS Modeling is developing unique software that is offered directly to Photographers themselves.

Digital Population-

Digital population provides world class publicity, production services and branding strategy to artists, bands, concerts, events and festivals. By providing critical media services Digital Population is a strategic compliment for the Megas brand. Digital Population is not only a much needed service provider to many large industries it also serves as a powerful generator of brand awareness for Megas. As set forth in the Megas marketing plan, Megas intends to build brand awareness through 3rd party events, and complimentary brands. With Digital Population intimately providing services to key companies Megas will have access to potentially leveraging those brands. Digital Population intends to have massive outreach to media influencers both online and off line. Not only will the media relationships and industry contacts at Digital Population build a dynamic promotions machine it will also keep Megas dialed into the hottest trends.

Vertical Population

Vertical Population does business development into a verity of distribution channels. From retail stores, private labeling, wholesale accounts and direct to customer campaigns Vertical Population offers a diverse way to increase the distribution of the Megas products. Through trade shows, industry contacts and direct outreach to buyers Vertical Population has the potential to dramatically increase the sales volume of the Megas products. Vertical Population will also manage brokering services or good to 3rd party companies from Megas contacts. There is a lot of potential profit in brokering services within the industries Megas operates in. A great example of a potential commission Vertical Population could earn would be referring an artist to an event producer and receiving a commission from the artist for landing them work. Another example for commission based revenue Vertical Population could earn would be referring a 3rd party product to a wholesale buyer that Vertical Population already sell to. This company will take advantage of the abundant referral opportunities that exist in the industries it will do business in.

Liquidity and Capital Resources

As of June 30, 2013, we had $0 in current assets, consisting of $0 in cash, compared to $0 in current assets at June 30, 2012. Current liabilities at June 30, 2013, totaled $20,478 compared to $15,140 June 30, 2012.  The current liabilities at June 30, 2013 consisted of accounts payable expenses of $15,390. At June 30, 2012 the current liabilities consisted of accounts payable in the amount of $15,140.

The registrant has no specific plans to conduct any debt or equity offering. A shareholder has agreed to loan the registrant funds as needed to perform its business plan until such time as other funding is arranged or revenue produced. Such shareholder already has loaned the registrant funds as disclosed in the filing and the June 30, 2013 financials and notes thereto.

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Results of Operations for the Years Ended June 30, 2013 and 2012

Revenues

Revenues from continuing operations for the years ended June 30, 2013 and 2012 were $-0-.

Expenses

Expenses from continuing operations for the year ended June 30, 2013 and 2012 were $11,807,338 and $54,801.

Off-Balance Sheet Arrangements

We do not have any off-balance sheet arrangements that have, or are reasonably likely to have, a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that are material to investors.

Critical Accounting Policies

Our financial statements and accompanying notes have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis. The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods.

We regularly evaluate the accounting policies and estimates that we use to prepare our financial statements. In general, management's estimates are based on historical experience, on information from third party professionals, and on various other assumptions that are believed to be reasonable under the facts and circumstances. Actual results could differ from those estimates made by management.

Cash and Cash Equivalents. The Company considers all highly liquid short-term investments with maturities of less than three months when acquired to be cash equivalents.

Equipment, Furniture and Leasehold Improvements. Equipment, furniture and leasehold improvements are recorded at cost and depreciated on a straight-line basis over the lesser of their estimated useful lives, ranging from three to seven years, or the life of the lease, as appropriate.

   Impairment of Long-Lived Assets. Long-lived assets are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of the assets to the future net cash flows expected to be generated by such assets. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the discounted expected future net cash flows from the assets.

Revenue Recognition. The Company recognizes revenue when all four of the following criteria are met: (i) persuasive evidence that an arrangement exists; (ii) delivery of the products and/or services has occurred; (iii) the fees earned can be readily determined; and (iv) collectability of the fees is reasonably assured.

Research and Development. All market research and website development costs, including all related salaries, and facility costs are charged to expense when incurred.

Loss Per Common Share. Basic net loss per share is calculated by dividing the net loss by the weighted-average number of common shares outstanding for the period, without consideration for common stock equivalents.

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OUR MANAGEMENT

Officers, Directors and Advisors

The following is a description of our officers, directors as of June 6, 2014:

Executive Officers

Name	Age	Position

CHARLES MUI		CEO, CAO, CFO, PRES, SEC , TREAS. DIR.
ADAM BUSINGER		VP of Entertainment Logistics, DIR.

Directors, Executive Officers, Promoters and Control Persons

Charles Mui - CEO, CAO, CFO, PRES, SEC , TREAS. DIR.

●	As one of the leaders in the MLM and Affiliate marketing industries Charles Mui has done a tremendous number of projects as a consultant and marketing architect. His ability to bridge the gap of communication between technical programming and real world marketing challenges has been unprecedented in his working relationships. As a master communicator his involvement in Megas is a welcome placement of authority and skill that is vital to the success of the model.

● Some Vital Points about Charles Mui:

●	Successful Business Professional in Network Marketing and Internet Marketing. Full time in the MLM and direct sales industry since 2002. Charles is one of the most sought after marketing system architects for both the affiliate marketing and network marketing industries.
●	Served as master distributor of international MLM organizations that have done multi millions in sales revenue in over 60 countries with over 35,000 marketing agents. 2008-2010
●	Compensation plan consultant and author for both MLM and affiliate industry. Direct experience in working with programing teams to design compensation system and genealogy technology.
●	Successfully ran customer acquisition campaign of over 45,000 customers on monthly auto-ship. Over 200,000 orders were generated from that campaign.
●	Strong understanding and over 7 years of direct experience in programming and designing Internet based marketing systems. Powerline systems, CRM, Landing pages, etc.
●	Merchant processing strategy consultant. Many direct banking and processing relationships.
●	Experienced in call center operations for international and domestic. Managed teams for inbound and outbound sales and customer service.
●	Professional speaker and trainer for the direct sales and MLM industry.
●	Over 6 years of experience in Internet based lead generation. Specializing in home based business leads, weight loss leads, nutritional customer acquisition, and continuity rebilling.
●	Sales and marketing copy specialist with an emphasis on legal compliance for both wellness and home business wording.
●	Nutritional products review specialist, product tester, and consultant. 8 years of experience working with product formulators, manufactures, wholesalers, and distributors.
●	Highly respected Affiliate Marketing and MLM consultant specializing in how to Build, Grow, and Stabilize a successful "Start-Up MLM Company" / Domestic and International Expansion / Compensation Plan Development / Recruiting and Retention Systems/ Field-Development, Teamwork, and Leadership Trainings.

Charles Mui’s body of work: The below examples represent a portion of what I have done the last 10 years. Many of the sites are no longer being hosted.

●	Introduction- Over the last 10 years I have been a full time marketer.

●	2002- Mannatech Independent Distributor:

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●	Worked with the corporate team on compliance issues.
●	Produced 3rd party DVD’s and printed marketing materials
●	Created a 3rd party marketing system. “powerline”

●	2004- 2005 - Toured the country with sales trainers and leaders. Visited many corporate teams and met with hundreds of top leaders.

●	2005 – Founded FundingSuccess.org an organization that creates residual income for non-profit organizations through network marketing. I worked with corporate MLM management to create non-profit programs. The largest success for FundingSuccess was to work with the http://thepottershouse.org/ a very large non-profit church where we did a TV show with Bishop TD Jakes and worked their flagship event MegaFest. The Potters House, for which he still receives residual checks for the promotions in 2005.

●	2006- New Vision Independent Distributor:

●	Top Earner of a companywide bonus offer by the owner.
●	Managed a lead co-op for ForteBuilder a 3rd party powerline system

●	2006 – Worked with 5Linx corporate team to create their nonprofit program.

●	2006- DrinkACT

●	Helped the rebranding of the company from M2Cglobal to DrinkACT
●	Set up retail distribution program for the Dallas metro area
●	Built a 3rd party powerline system for master distributors

●	2005 - 2006- Started producing marketing systems for the MLM industry.
●	Worked for Ben Glinsky founder of the below companies.
●	http://prowealthsolutions.com/ landing page http://founder.pwsjoin.com/
●	http://www.pro-builder-plus.com/ landing page http://www.mybigsuccess.com/
●	http://myworldplus.com/ website http://founder.myworlddiscounts.com/

●	2006- Started working with Software Engineering and Development company www.ApogeeInvent.com

●	Building internet marketing technology
●	Consulting on the MLM software
●	Started a JV with ApogeeInvent CEO Beto Parades. Avalanche Media Inc., an Affiliate Network.

●	2007- Built a direct sales organization with founder of www.BreezeWorld.com Andrew Faridani.

●	Started to bring the company to the USA.

●	2007 - Started the build of Affiliate Marketing technology with ApogeeInvent.com

●	2008 – Master Distributor of http://www.rejuvenateworldwide.com/

●	Created an international team of over 35,000 reps in 9 months
●	Set and executed a customer acquisition program for weight loss and skin care. Over 45,000 customers on auto-ship acquired in 5 months.
●	Developed the products, website, landing pages, and other aspects of the start MLM.
●	http://www.apogeegate.com/samples/renew/
●	http://www.apogeegate.com/samples/renew2/

●	2008 – Founded Magnet Marketing Firm – www.magnetmarketingfirm.com Review the portfolio for examples of work http://www.magnetmarketingfirm.com/portfolio/

●	2008 – Visalus - Created direct sales materials with Blake Mallen for the online customer acquisition campaign. Worked with the Visalus programming team to add in the tracking tools for the CPA campaign. http://www.charles.incomebyvi.com/ http://www.charles.incomebyvi.net/

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●	2008 – Built 3rd party powerline for Body Alive called SuccessAlive

●	2009 – Master Distributor of http://alivemax.com/ - Built a team of over 18,000 distributors
●	www.magnet.alivebuilder.com

●	Created a direct response customer acquisition program for AliveMax.
●	English - http://cpa.alivemaxspecial.com/?sid=32-

●	French - https://www.cpapark.com/affiliate/offerViewLandingPage?AID=375&OID=2

●	German - https://www.cpapark.com/affiliate/offerViewLandingPage?AID=375&OID=3

●	2009 – MLM Affiliate marketing consulting

●	Built marketing systems for many companies
●	http://www.apogeeinvent.com/landing-page-design/

●	2009 – Started http://product2web.com/ with ApogeeInvent.com

●	2009 – Built the first MLM, CPA, Marketing system
●	http://www.mygenasante.com/corporate.php?p=home

●	Genasante was run by John Souza and Monty Taylor former CEO and CMO of GeneWize.
●	Continued development of MLM software and affiliate technology

●	2010 – Continued Development of the MLM Software.

●	Built “The Hemp Network” MLM and provided the software
●	Built Xenerchi an MLM; wrote the comp plan and did the branding. http://xenerchi.com
●	Partnered with www.NaturesUphoria.com built their affiliate program and retail distribution
●	Built several marketing systems with www.Naxum.com
○	www.ganobuilder.com
○	www.incomebyvi.com
○	www.vipworldwidepartners.com
○	http://evolvbuilder.com/
○	Art Fest International – examples available upon request
○	http://mynaturesystem.com/
●	Set Up API and leads stores with www.hbbleads.com and Peak USA

●	2011 – Built the affiliate network www.Alignnet.com and Social Media Marketing company www.Feshtwistmedia.com

●	2011 - 2012 – System Development, MLM consulting, and affiliate offer creation

●	2012 – MLM corporate executive, sales team builder, office set up

●	Set up direct sales team and office in Huntington Beach, CA
●	Set up 2 offices for Genewize Life Sciences a public MLM company
●	Turnaround of Genewize into foru international.
●	Direct response lead generation campaigns for MLM increased sales over 30%

Adam Businger - Vice President of Entertainment Logistics, Director

●	Introduction:

●	Adam Businger has been working in corporate management, estate management. He has years of experience in the health and nutrition industry. Developing teams and creating income has been one of the key focuses of Adam’s career up to date. He has built organizations in Evolv Health, Mannatech and several others in the course of the last 13 years. His first enrollment was in the organization Mannatech in 2001. Organization development and team building has been central to the success of Adams career and he brings these skills to the table for Megas.

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●	Drawing from his extensive experience as Manager at Kling Construction Mr. Businger has managed people, resources and was in charge of the overall success of his department. This included employee evaluations, scheduling, standard operating procedures and monetization of the company overall.

●	Skills and Specialties Include:

●	A strong sense of drive and loyalty for his team members
●	Proven team building strategies and organization development
●	Experience with finance and accounting strategies
●	Leadership skills in several upper management positions
●	A clear understanding of public company policies and strategy
●	Creative branding and product development experience
●	Ample understanding of several software platforms in MLM and general administration
●	Networking with an extensive list of high level contacts

●	Positions and Work Experience:

●	Project Manager - Deville Development

●	Sub-contractor operations manager for a building company with an average of 8 homes being constructed.

●	Responsibilities:

●	Maintained a production schedule to meet deadlines for inspectors and completion for occupancy.
●	Documented every phase for completion.
●	Oversaw all aspects of construction, ensuring accuracy of initial blueprints to project completion.

●	Lifestyle Enhancement & Estate Manager: Evergreen/Vail CO

●	Focused on daily intent to create smiles and silently impress. Utilized as liaison for business executives and family contacts due to people skills. Rapport being major factor when negativity genuinely does not occur.

●	Responsibilities Include:

●	Managed multiple estates in executive style living.
●	Managed daily operations for in-house employees and contractor operations for multiple estates.
●	Insured completion and quality control of family/business matters. Headed total projects including an antique estate restoration, from the ground up construction of a professional covered ice hockey rink, maintenance for a fleet of vehicles, and performed support as the primary technician for hands-on problem solving with regard to auto, household and industrial maintenance in conjunction with construction operations.

●	Kling Construction - Manager

●	Kling Construction is a major infrastructure for neighborhood development. This is a heavy project oriented company with million dollars in assets. Including the development of exotic mountain homes.

●	Responsibilities:

●	Managed the employees setting schedules, writing SOPs and maintaining optimal performance for the overall company.
●	Managed on-site delivery schedule
●	Initiated daily prevention checklist for optimum machine and operator efficiency.
●	Responsible for mechanical troubleshooting, adjustment and repair utilizing micrometers, gauges, welders and hand tools.
●	Operated power driven machines to blueprint and grade stake specifications coupled with safety standards, quality control, and following time constraints.

●	Recommendation:

●	Dave Kling, Kling Construction - Adam is simply an amazing individual. The entire company was affected by his work ethics and attention to detail. His administrative savvy and ability to organize complicated tasks was a saving grace at our company. His ability to manage people and rally speak at their level is top of the line. I would recommend his management experience in a heartbeat.

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Family Relationships. There are no family relationships among the directors and executive officers of the company.

Code of Conduct and Ethics. We have adopted a code of business conduct and ethics that applies to our directors, officers and all employees.

None of our officers or directors have any felonies/bankruptcies or other actions of which disclosure is required.

Executive Compensation

Summary Compensation Table. The following table sets forth certain information concerning the annual compensation of our Chief Executive Officer and our other executive officers during the last two fiscal years.

(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Name and Principal Position	Year	Salary*	Bonus	Stock Awards	Option Awards	Non-equity incentive plan compensation	Nonqualified deferred compensation earnings	All Other Compensation	Total Compensation

Charles Mui, CEO, CFO, Pres., Treas, Sec. Dir..	2012	$0	0	0	0	0	0	0	0
	2013	0	0	200	0	0	0	0	0

Adam Businger, VP of Entertainment Logistics, Dir.	2012	0	0	0	0	0	0	0	0
	2013	0	0	200	0	0	0	0	0

Outstanding Equity Awards at Fiscal Year End. There were no outstanding equity awards as of September 24, 2013.

Compensation of Non-Employee Directors. We currently have no non-employee directors and no compensation was paid to non-employee directors in the period ended June 6, 2014. We intend to identify qualified candidates to serve on the Board of Directors and to develop a compensation package to offer to members of the Board of Directors and its Committees.

Audit, Compensation and Nominating Committees. As noted above, we intend to apply for listing our common stock on the OTC Electronic Bulletin Board, which does not require companies to maintain audit, compensation or nominating committees. The company’s shares may never be quoted on the OTC Bulletin Board or listed on an exchange. Considering the fact that we are an early stage company, we do not maintain standing audit, compensation or nominating committees. The functions typically associated with these committees are performed by the entire Board of Directors which currently consists of one member who is not considered independent.

Family Relationships. There are no family relationships among the directors and executive officers of the company.

Code of Conduct and Ethics. We have adopted a code of business conduct and ethics that applies to our directors, officers and all employees. The code of business conduct and ethics may be obtained free of charge by writing to Megas, Inc., 1291 Galleria Dr. Suite 220, Henderson, NV 89104 Attn: Chief Financial Officer

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OPTIONS

There are no options granted.

There are no annuity, pension or retirement benefits proposed to be paid to officers, directors, or employees of the corporation in the event of retirement at normal retirement date pursuant to any presently existing plan provided or contributed to by the corporation or any of its subsidiaries.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Security Ownership of Principal Stockholders, Directors, Nominees and Executive Officers and Related Stockholder Matters

The following table sets forth, as of June 6, 2014, certain information with respect to the beneficial ownership of shares of our common stock by: (i) each person known to us to be the beneficial owner of more than five percent (5%) of our outstanding shares of common stock, (ii) each director or nominee for director of our Company, (iii) each of the executives, and (iv) our directors and executive officers as a group. Unless otherwise indicated, the address of each shareholder is c/o our company at our principal office address:

Beneficial Owner	Address	Number of Common Shares Beneficially Owned (*)	Percent of Class (**)	Number of Preferred Shares Beneficially Owned (*)	Percent of Class (***)
Adam Businger	1291 Galleria Dr Suite 220 Henderson, NV 89014	400,000	00.018	0	0
Sunset Perspective Inc****	1291 Galleria Dr Suite 220 Henderson, NV 89014	9,601,350	44.923	5,600,000	32.615
Charles Mui	1291 Galleria Dr Suite 220 Henderson, NV 89014	400,000	00.018	5,600,000	32.615
Heriberto Paredes	45 S 3RD E Rexburg, ID 83440	400,000	00.018	5,600,000	32.615
All Directors and Officers as a Group (2 persons)		10,401,350	48.666	11,200,000	65.230

(*) Beneficial ownership is determined in accordance with the rules of the SEC which generally attribute beneficial ownership of securities to persons who possess sole or shared voting power and/or investment power with respect to those securities. Unless otherwise indicated, voting and investment power are exercised solely by the person named above or shared with members of such person’s household. This includes any shares such person has the right to acquire within 60 days.

(**) Percent of class is calculated on the basis of the number of common shares outstanding on August 6, 2014 (21,372,813) shares. The Company had 139 common shareholders as of August 6, 2014.

(***) Percent of class is calculated on the basis of the number of preferred shares outstanding on August 6, 2014 (17,170,002) shares. The Company had 10 common shareholders as of August 6, 2014.

(****) Adam Businger is the control person of Sunset Perspective, Inc.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

It is our practice and policy to comply with all applicable laws, rules and regulations regarding related person transactions, including the Sarbanes-Oxley Act of 2002. A related person is an executive officer, director or more than 5% stockholder of Megas, Inc., including any immediate family members, and any entity owned or controlled by such persons. Our Board of Directors (excluding any interested director) is charged with reviewing and approving all related-person transactions, and a special committee of our Board of Directors is established to negotiate the terms of such transactions. In considering related-person transactions, our Board of Directors takes into account all relevant available facts and circumstances.

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Director Independence

Our Board of Directors has adopted the definition of “independence” as described under the Sarbanes Oxley Act of 2002 (Sarbanes-Oxley) Section 301, Rule 10A-3 under the Securities Exchange Act of 1934 (the Exchange Act) and NASDAQ Rules 4200 and 4350. Our Board of Directors has determined that its member does not meet the independence requirements.

Promoter

Integrated Creative Investment Consulting Group is a promoter of the Company and ICIC provided bookkeeping and general administrative assistance to the Company.

Promoter Compensation

ICIC has not been paid anything for services provided to the registrant as of the date of this response and there is no agreement for any future recompensation.

DESCRIPTION OF CAPITAL STOCK

	Authorized and Issued Stock Number of Shares at August 6, 2014
Title of Class	Authorized	Outstanding

Common stock, $0.001par value	100,000,000	21,372,813
Preferred stock, $0.001 par value	25,000,000	17,170,002

Common stock

Dividends. Each share of common stock is entitled to receive an equal dividend, if one is declared, which is unlikely. We have never paid dividends on our common stock and do not intend to do so in the foreseeable future. We intend to retain any future earnings to finance our growth. See Risk Factors.

Liquidation. If our company is liquidated, any assets that remain after the creditors are paid, and the owners of preferred stock receive any liquidation preferences, will be distributed to the owners of our common stock pro-rata.

Voting Rights. Each share of our common stock entitles the owner to one vote. There is no cumulative voting. A simple majority can elect all of the directors at a given meeting and the minority would not be able to elect any directors at that meeting.

Preemptive Rights. Owners of our common stock have no preemptive rights. We may sell shares of our common stock to third parties without first offering it to current stockholders.

Redemption Rights. We do not have the right to buy back shares of our common stock except in extraordinary transactions such as mergers and court approved bankruptcy reorganizations. Owners of our common stock do not ordinarily have the right to require us to buy their common stock. We do not have a sinking fund to provide assets for any buy back.

Conversion Rights. Shares of our common stock cannot be converted into any other kind of stock except in extraordinary transactions, such as mergers and court approved bankruptcy reorganizations.

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SELLING STOCKHOLDERS

The following table presents information regarding the selling stockholders and the shares that may be sold by them pursuant to this prospectus. See also Security Ownership of Certain Beneficial Owners and Management. The selling shareholders in this offering are underwriters.

Name	Address	Shares	Percent of common before offering	Percent of common after offering

Excelsior Management, LLC	2808 Cowan Circle, Las Vegas, NV 89107	1,600,007	7.4	0
Statewide Secretarial Service, Inc.	2550 E. Desert Inn #224, Las Vegas, NV 89121	325,001	1.5	0
Julie Larson	620 Camino De Los Meares, Ste E #206, San Clemente, CA 92673	780,000	3.6	0
Southwest Business Services, LLC	701 N. Green Valley Pkwy., Suite 200-258, Henderson, NV 89074	100,001	0.4	0
James Portese	6371 Waterthrush Way, Las Vegas, NV 89103	5,000	0	0
Michelle R. Bowers	41190 Corte Catalunya, Temecula, CA 92592	10,000	0	0
Michael G. Smith	9402 Coral Berry St., Las Vegas, NV 89123	10,000	0	0
Steve Camara	5451 Sandhill Road, Las Vegas, NV 89120	50,000	0.2	0
Michael Stater & Sharron Stater	5760 Topaz Street, Las Vegas, NV 89120	40,000	0.2	0
Michael Strader	2796 Botticelli Drive, Henderson, NV 89052	67,000	0.3	0
KSD Enterprizes Employee Profit Sharing Plan 401k	1846 W. 11th Street, Ste C, Upland, CA 91786	106,666	0.4	0
Jackie Daugherty	33058 Diagonal Road, Hermiston, OR 97838	60,000	9.3	0
Provident Trust Group FBO Diane Pelosi IRA	8880 W. Sunset Rd., Suite 250, Las Vegas, NV 89148	43,462	9.2	0
Land Jewels, Inc.	7231 S. Eastern Ave., Ste B-111, Las Vegas, NV 89119	40,000	0.2	0
Gerald C. Alden	113 Center St., Silverton, OR 97381	38,667	0.2	0
Exclusive For All, Inc.	9030 W. Sahara Ave., #211, Las Vegas, NV 89117	40,000	0.2	0
Horizon Trust Company FBO Kaffey Washington	4801 Lang Ave., NE Albuquerque, NM 87109	24,667	0.11	0
Robert Thomas Walker	1349 21st Street, Rochester, MN 55901	40,000	0.2	0
John Hilts	1155West Huffaker Lane, Reno, NV 89511	185,000	0.7	0
Kira Basciano	34762 Camino Capistrano, Capistrano Beach, CA 92624	130,000	0.5	0
Klun Corp.	1528 Highway 395 N., # 242, Gardnerville, NV 89410	100,000	0.4	0
Robert Resnik	1356 Guiness Way, Gardnerville, NV 89410	100,000	0.4	0
Duane Allen Pugh	11039 W. Golden Spire Dr., Boise, ID 83709	100,000	0.4	0
Jeffrey D. Brown Revocable Trust	25 Carriage Hill Lane, Dover, NH 03820	100,000	0.4	0
Blue Seas Management, LLC	1528 Hiway 395 N, #244, Gardnerville, NV 89410	400,000	1.8	0
Michael Joseph Dillon	1670 Coyote Road, Gardnerville, NV 89410	400,000	1.8	0
High Sierra Management, Inc.	1528 Highway 395 N, #241, Gardnerville, NV 89410	450,000	1.9	0
K D Ventures, Inc.	9120 Double diamond Pkwy., #3967, Reno, NV 89521	400,000	1.8	0
L Bar K Investments, Inc.	711 S. Carson St., #4, Carson City, NV 89701	450,000	1.9	0
Hannah H. McFadden	1370 Branden Lane, Gardnerville, NV 89410	475,000	1.9	0
OA Ventures, LLC	PO Box 459, Bangor, CA 95914	500,000	2.3	0

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Marilyn Wiley	11561 Hadwen Lane, Las Vegas, NV 89135	100,000	0.4	0
Marilyn Wiley C/F Jillian wiley	11561 Hadwen Lane, Las Vegas, NV 89135	5,000	0	0
Erica Wiley	4790 University Ave., Las Vegas, NV 89103	5,000	0	0
Dennis Wiley	4790 University Ave., Las Vegas, NV 89103	25,000	0.1	0
Setter Run, Inc.	590 Shane Creek Road, Columbus, MT 59109	730,000	3.4	0
C Robert Biondino Jr PC	3333 S Bannock St #330, Engelwood, CO 80108	50,000	0.2	0
Tina Nguyen	4078 China Elm Dr, Dallas, TX 75212	30,000	0.2	0
Eric Dale Mui	15966 Cabo Blanco Dr, Corpus Christi, TX 78418	25,000	0.1	0
Jamie Underwood	1330 Gilpin St, Denver, CO 80218	25,000	0.1	0
Jason Carter	11676 Grant St, Northglenn, CO 80233	10,600		0
F Finitey LLC	2101 Market St #304, Denver CO 80205	50,000		0
Annelise Temple	56395 Windermeve St, Littleton CO 80120	5,000	0	0
A&M Motorsports LLC	5800 Federal Blvd, Denver CO 80221	3,700	0	0

The ownership percentages listed in these columns include only shares beneficially owned by the listed selling stockholder. Beneficial ownership is determined in accordance with the rules of the SEC. In computing the percentage of shares beneficially owned by a selling stockholder, shares of common stock subject to options or warrants, or debt convertible into common stock held by that selling stockholder that was exercisable on or within 60 days after August 6, 2014, were deemed outstanding for the purpose of computing the percentage ownership of that selling stockholder. The ownership percentages are calculated based on the 21,372,813 shares of common stock outstanding on August 6, 2014.

PLAN OF DISTRIBUTION

By Selling Stockholders

We are registering shares of our common stock on behalf of the selling shareholders. The selling shareholders will offer and sell the shares of our common stock to which this prospectus relates for their own accounts. We will not receive any proceeds from the sale of those shares. We will pay all fees and expenses in connection with the registration of those shares. Fees and expenses of any attorneys or other advisors retained by the selling shareholders in connection with the registration will be paid by the selling shareholders.

The selling shareholders may sell some or all of their shares of our common stock registered hereby at a fixed price of $0.02 per share. Prior to those prices being quoted on the OTCBB, the selling shareholders may sell their shares of our common stock registered hereby in private transactions to other individuals. Although our common stock is not listed on a public exchange, we intend to apply for participation on the OTCBB concurrently with the filing of this registration statement. In order to be quoted on the OTCBB, a market maker must file an application on our behalf in order to make a market for our common stock. There can be no assurance that a market maker will agree to file the necessary documents with FINRA, which operates the OTCBB, nor can there be any assurance that such an application for quotation will be approved. However, sales by selling shareholders of their shares of our common stock registered hereby must be made at the fixed price of $0.02 until the prices of our common stock are quoted on the OTCBB.

When prices for our common stock are quoted on the OTCBB, the shares of our common stock registered hereby may be sold or distributed from time to time by the selling shareholders directly to one or more purchasers or through brokers or dealers who act solely as agents, at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at negotiated prices or at fixed prices, which may be changed. The distribution of those shares may be effected in one or more of the following methods:

•	ordinary brokers transactions, which may include long or short sales;
•	transactions involving cross or block trades on any securities or market where our common stock is trading;
•	through direct sales to purchasers or sales effected through agents;
•	through transactions in options, swaps or other derivatives (whether exchange listed or otherwise); or
•	any combination of the foregoing;

32

In addition, the selling shareholders may enter into hedging transactions with broker-dealers who may engage in short sales, if short sales were permitted, of those shares in the course of hedging the positions they assume with the selling stockholders. The selling shareholders may also enter into option or other transactions with broker-dealers that require the delivery by such broker-dealers of those shares, which shares may be resold thereafter pursuant to this prospectus. To our best knowledge, none of the selling shareholders are broker-dealers or affiliates of broker dealers.

We will inform the selling shareholders that the anti-manipulation rules of Regulation M under the the Securities Exchange Act of 1934 may apply to sales of those shares in the market and to the activities of the selling shareholders and their affiliates. In addition, we will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the selling shareholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act of 1933. The selling shareholders may indemnify any broker-dealer that participates in transactions involving the sale of those shares against certain liabilities, including liabilities arising under the Securities Act of 1933.

Brokers, dealers, or agents participating in the distribution of those shares may receive compensation in the form of discounts, concessions or commissions from the selling shareholders and/or the purchasers of shares for whom such broker-dealers may act as agent or to whom they may sell as principal, or both (which compensation as to a particular broker-dealer may be in excess of customary commissions). Neither the selling shareholders nor we can presently estimate the amount of such compensation. We know of no existing arrangements among the selling shareholders and any other shareholder, broker, dealer or agent relating to the sale or distribution of those shares.

Our affiliates and/or promoters, if any, who are offering their shares of our common stock for sale and any broker-dealers who act in connection with the sale of the shares of our common stock hereunder will be deemed to be “underwriters” of this offering within the meaning of the Securities Act of 1933, and any commissions they receive and proceeds of any sale of the shares may be deemed to be underwriting discounts and commissions under the Securities Act of 1933.

The selling shareholders and any purchasers of our common stock should be aware that any market that develops for our common stock will be subject to “penny stock” rules.

Insofar as indemnification for liabilities occurring pursuant to the Securities Act of 1933 may be permitted to our directors, officers, and controlling persons, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and, therefore, unenforceable.

If any of the selling shareholders enter into an agreement after the effectiveness of the registration statement of which this prospectus is a part to sell all or a portion of his or her shares of our common stock registered hereby to a broker-dealer as principal and that broker-dealer acts as underwriter, we will file a post-effective amendment to this registration statement identifying that broker-dealer, providing the required information regarding the plan of distribution, revising disclosures in that registration statement, as required, and filing a copy of that agreement as an exhibit to that registration statement.

Penny Stock Rules

SEC Rule 15g-9 establishes the definition of a “penny stock,” for purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to a limited number of exceptions. It is probable that our common stock will be considered to be a penny stock for the immediate foreseeable future. For any transaction involving a penny stock, unless exempt, the penny stock rules require that a broker-dealer approve a person’s account for transactions in penny stocks and the broker-dealer receive from that person, a written agreement to the transaction setting forth the identity and quantity of the penny stock to be purchased.

In order to approve a person’s account for transactions in penny stocks, the broker-dealer must obtain financial information, investment experience, and objectives of that person and make a reasonable determination that the transactions in penny stocks are suitable for that person and that person has sufficient knowledge and experience in financial matters to be capable of evaluation the risks of transactions in penny stocks.

The broker-dealer must, also, deliver, prior to any transaction in a penny stock, a disclosure schedule prepared by the SEC relating to the penny stock market, which, in highlight form, sets forth the basis on which the broker-dealer made the suitability determination and that the broker-dealer received a signed, written agreement from the investor prior to the transaction.

Disclosure also has to be made about the risks of investing in penny stocks in, both, public offerings and in secondary trading and commissions payable to, both, the broker-dealer and the registered representative, current quotations for the securities, and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stocks held in the account and information on the limited market in penny stocks. The above requirements may create a lack of liquidity, making trading difficult or impossible and, accordingly, shareholders may find it difficult to dispose of our common stock.

33

State Securities-Blue Sky Laws

There is no public market for our common stock, and there can be no assurance that any such market will develop in the foreseeable future. Transfers of our common stock may, also, be restricted under the securities laws promulgated by various states and foreign jurisdictions, commonly referred to as “Blue Sky” laws. Absent compliance with such laws, our common stock may not be traded in such jurisdictions. Because our common stock registered hereunder has not been registered for resale under the “Blue Sky” laws of any state, the holders of our common stock and persons who desire to purchase our common stock in any trading market that might develop in the future, should be aware that there may be significant state “Blue Sky” law restrictions regarding the ability of investors to sell our common stock and of purchasers to purchase our common stock. Accordingly, investors may not be able to liquidate our common stock and should be prepared to hold our common stock for an indefinite period of time.

The selling shareholders may contact us directly to ascertain procedures necessary for compliance with Blue Sky laws in the applicable states relating to sellers and purchasers of our common stock.

We intend to apply for listing in a nationally recognized securities manual, which, once published, will provide us with “manual” exemptions in 33 states as indicated in CCH Blue Sky Law Desk Reference at Section 6301 entitled “Standard Manuals Exemptions.”

Thirty-three states have what is commonly referred to as a “manual exemption” for secondary trading of securities such as those to be resold by selling stockholders under this registration statement. In these states, if we obtain and maintain an acceptable manual exemption, secondary trading of our common stock can occur without filing, review or approval by state regulatory authorities in these states. These states are Alaska, Arizona, Arkansas, Colorado, Connecticut, District of Columbia, Florida, Hawaii, Idaho, Indiana, Iowa, Kansas, Maine, Maryland, Massachusetts, Michigan, Mississippi, Missouri, Nebraska, New Jersey, New Mexico, North Carolina, North Dakota, Ohio, Oklahoma, Oregon, Rhode Island, South Carolina, Texas, Utah, Washington, West Virginia and Wyoming. We cannot secure this listing until after the registration statement of which this prospectus is a part is declared effective. When we secure this listing, secondary trading of our common stock can occur in these states without further action.

We currently do not intend to and may not be able to qualify our common stock for resale in other states which require our common stock to be qualified before such common stock can be resold by our shareholders.

Limitations Imposed By Regulation M

Pursuant to applicable rules and regulations under the Securities Exchange Act of 1934, any person engaged in the distribution of our common stock may not simultaneously engage in market making activities with respect to our common stock for a period of two business days prior to the commencement of any such distribution. In addition, and without limiting the foregoing, each selling stockholder will be subject to applicable provisions of the Securities Exchange Act of 1934 and the associated rules and regulations thereunder, including, without limitation, Regulation M, which provisions may limit the timing of purchases and sales of shares of our common stock by the selling stockholders. We will make copies of this prospectus available to the selling stockholders and inform them of the requirement regarding delivery of copies of this prospectus to purchasers at or prior to the time of any sale of the shares offered hereby. We assume no obligation to deliver copies of this prospectus or any related prospectus supplement.

34

Financial Statements

a) Audited financial statement to June 30, 2013 and 2012.

Megas, Inc.

(A Development Stage Company)

FINANCIAL STATEMENTS

F-1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of Megas, Inc. (f.k.a Mirador, Inc.).

We have audited the accompanying consolidated balance sheets of Megas, Inc. (f.k.a Mirador, Inc.). (a development stage company) (the “Company”) as of June 30, 2013 and 2012 , and the related consolidated statements of operations, stockholders’ equity, and cash flows for the years ended June 30, 2013 and 2012 and for the period September 19, 2009 (Inception) to June 30, 2013. Megas, Inc.’s management is responsible for these financial statements. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, based upon our audit the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Megas, Inc. (f.k.a Mirador, Inc.) as of June 30, 2013 and 2012 and the results of its operations and its cash flows for the years ended June 30, 2013 and 2012 and for the period September 19, 2009 (Inception) to June 30, 2013 in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 3 to the consolidated financial statements, The Company is in the development stage, has not earned revenue, has suffered net losses and has had negative cash flows from operating activities during the years ended June 30, 2013 and 2012 and for the period September 19, 2009 (Inception) to June 30, 2013. These matters raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans concerning these matters are also described in Note 3. The financial statements do not include any adjustments relating to the recoverability and classification of asset carrying amounts or the amount and classification of liabilities that might result should the Company be unable to continue as a going concern.

/s/ KLJ & Associates, LLP

KLJ & Associates, LLP
St. Louis Park, MN
July 30, 2014

1660 South Highway 100

Suite 500

St . Louis Park, MN 55416

630.277.2330

F-2

Megas, Inc.

(f.k.a Mirador, Inc.)

(A Development Stage Company)

Consolidated Balance Sheets

	30-Jun	June 30
	2013	2012

ASSETS

Current assets
Cash and cash equivalents	$-	$-
Total current assets	-	-

Fixed assets
Equipment	10,000	-
	10,000	-

Intangible assets
website	8,500	-
Total Intangible assets	8,500	-

Total assets	18,500	$-

LIABILITIES AND STOCKHOLDERS' (DEFICIT) EQUITY

Current liabilities
Bank overdrafts	$54	$-
Accounts Payable	15,390	15,140
Loan from shareholder	5,034	-
Total current liabilities	20,478	15,140

Total liabilities	20,478	15,140

Stockholders' (Deficit) Equity
Series A Preferred stock $.001 par value, 20,000,000 shares authorized, 17,000,000 and 0 shares issued and outstanding as of June 30, 2013 and 2012, respectively	17,000	-

Series B Preferred stock $.001 par value, 5,000,000 shares authorized 500,000 and 0, outstanding as of June 30, 2013 and 2012, respectively	500	-

Common Stock: $.001 par value, 75,000,000 shares authorized, 11,963,000 and 10,438,000 shares issued and outstanding as of June 30, 2013 and 2012, respectively	11,963	10,438
Non-controlling interest	688	-
Additional Paid in Capital	17,459,457	43,482
Subscription Receivable	(5,000)	-
Accumulated deficits	(17,486,586)	(69,060)
Total stockholders' (deficit) equity	(1,978)	(15,140)

Total liabilities and stockholders' (deficit) equity	$18,500	$-

See accompanying notes to consolidated financial statements

F-3

Megas, Inc.

(f.k.a Mirador, Inc.)

(A Development Stage Company)

Consolidated Statements of Operations

	For the year ended June 30, 2013	For the year ended June 30, 2012	For the Period from Inception on September 19, 2009 to June 30, 2013

Revenue	$-	$-	$-

Expenses
Consulting	11,802,000	-	11,802,000
General and administrative	5,338	54,801	74,398
Total expenses	(11,807,338)	54,801	11,876,398

Other Income (Expense)
Additional consideration paid in excess of fair market value	(5,612,200)	-	(5,612,200)

Net loss	$(17,419,538)	(54,801)	$(17,488,598)

Net (loss) applicable to non-controlling interest	12	-	12

Net loss applicable to Megas, Inc.	(17,419,526)	(54,801)	(17,488,586)

Basic loss per common share	$(1.58)	$(0.01)	-

Weighted average shares outstanding	11,046,333	10,438,000	-

See accompanying notes to consolidated financial statements

F-4

Megas, Inc.

(f.k.a Mirador, Inc.)

(A DEVELOPMENT STAGE COMPANY)

Consolidated Statement of Stockholders' Equity

										Deficit
							Additional		Non	Accumulated	Total
	Preferred Series A		Preferred Series B		Common Shares		Paid in	Subscription	controlling	During	Stockholders'
	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Receivable	Interest	Development	Deficit
Inception (September 19, 2009)

Common stock issued for cash	-	-	-	-	10,000,000	10,000	-	-	-	-	10,000

Net loss for period (September 19 2009 through
June 30, 2010)	-	-	-	-	-	-	-	-	-	(8,951)	(8,951)

Balance June 30, 2010	-	-	-	-	10,000,000	10,000	-	-	-	(8,951)	1,049

Shares used for acquisition	-	-	-	-	438,000	438	43,362	-	-	-	43,800

Forgiveness of debt from related party	-	-	-	-	-	-	120	-	-	-	120

Net loss	-	-	-	-	-	-	-	-	-	(5,308)	(5,308)

Balance, June 30, 2011	-	-	-	-	10,438,000	10,438	43,482	-	-	(14,259)	39,661

Net loss	-	-	-	-	-	-	-	-	-	(54,801)	(54,801)

Balance, June 30, 2012	-	-	-	-	10,438,000	10,438	43,482	-	-	(69,060)	(15,140)

Shares used for acquisiton	5,600,000	5,600			1,500,000	1,500	5,622,900	-	700	-	5,630,700

Shares issued for services	11,400,000	11,400	500,000	500			11,788,100	-			11,800,000

Shares issued for cash	-	-	-	-	25,000	25	4,975	(5,000)			-

Net loss	-	-	-	-	-	-	-	-	(12)	(17,417,526)	(17,417,538)

Balance June 30, 2013	17,000,000	17,000	500,000	500	11,963,000	11,963	17,459,457	(5,000)	688	(17,486,586)	(1,978)

See accompanying notes to consolidated financial statements

F-5

Megas, Inc.

(f.k.a Mirador, Inc.)

(A Development Stage Company)

Consolidated Statements of Cash Flows

	For the year ended June 30, 2013	For the year ended June 30, 2012	For the Period from September 19, 2009 (Inception) to March 31, 2013

Cash flows from operating activities
Net loss	$(17,417,538)	$(54,801)	$(17,486,598)
Adjustments to reconcile net loss to net cash used in operating activities
Bad debt	-	43,800	43,800
Forgiveness of debt	-	-	120
Stock issued for services	11,802,000	-	11,802,000
Stock issued for acquisition	5,612,200	-	5,612,200
Change in operating assets and liabilities
Accounts payable	250	11,001	15,390
Net cash used in operating activities	(5,088)	-	(15,088)

Cash flows from financing activities
Bank overdrafts	$54	$-	$54
Loan from shareholder	5,034	-	5,034
Proceeds from sale of stock	-	-	10,000
Net cash provided by financing activities	5,088	-	15,088

Net change in cash	-	-	-

Cash at beginning of period	-	-	-

Cash at end of year	$-	$-	$-

Supplemental cash flow Information:
Cash paid for interest	$-	$-	$-
Cash paid for income taxes	$-	$-	$-

Non-cash activity

See accompanying notes to consolidated financial statements

F-6

MEGAS, INC.

(A Development Stage Enterprise)

Notes to Consolidated Financial Statements

For the Years Ended June 30, 2013 and 2012

NOTE 1: BASIS OF PRESENTATION

The accompanying interim unaudited financial statements of Megas, Inc. collectively referred to herein as “Megas”, or the “Company”), has been prepared in accordance with accounting principles generally accepted in the United States of America and the rules of the Securities and Exchange Commission, and should be read in conjunction with the audited financial statements for the period ended June 30, 2012 and notes thereto contained in the Company’s Form 10-K filed with the SEC as well as the unaudited financial statements for the period ended June 30, 2013. In the opinion of management, all adjustments, consisting of normal recurring adjustments, necessary for a fair presentation of financial position and the results of operations for the interim periods presented have been reflected herein. The results of operations for interim periods are not necessarily indicative of the results to be expected for the full year. Notes to the financial statements which would substantially duplicate the disclosure contained in the audited financial statements for fiscal 2012 as reported in the form 10-K have been omitted.

The consolidated financial statements include the accounts of Megas, Inc., Sexy Population, LLC, XS Modeling, LLC and AfterParty Live Inc. All significant intercompany balances and transactions have been eliminated in consolidation.

NOTE 2: SIGNIFICANT ACCOUNTING POLICIES

Use of Estimates

The preparation of financial statements, in conformity with generally accepted accounting principles in the United States of America, requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, disclosures of contingent assets and liabilities as of the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates.

Cash Equivalents

The Company considers all highly liquid investments with maturities of three months or less at the time of purchase to be cash equivalents.

Income Taxes

The Company accounts for income taxes under the asset and liability method, where deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statements carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized. At June 30, 2013, there were no uncertain tax positions that require accrual.

Net Loss Per Share

Basic loss per share is computed by dividing net income, or loss, by the weighted average number of shares of common stock outstanding for the period. Diluted earnings (loss) per share is computed by dividing net income, or loss, by the weighted average number of shares of common stock outstanding for the period.

Because the Company offered no option or other convertible debt instrument issued, as of June 30, 2013, basic and diluted loss per share was the same as there were no outstanding instruments having a dilutive effect.

F-7

MEGAS, INC.

(A Development Stage Enterprise)

Notes to Consolidated Financial Statements

For the Years Ended June 30, 2013 and 2012

NOTE 2: SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Recently Issued Accounting Pronouncements

From time to time, new accounting pronouncements are issued by the Financial Accounting Standards Board ("FASB") or other standard setting bodies that are adopted by the Company as of the specified effective date. Unless otherwise discussed, we believe that the impact of recently issued standards that are not yet effective will not have a material impact on our financial position or results of operations upon adoption.

NOTE 3: GOING CONCERN

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern, which contemplates the recoverability of assets and the satisfaction of liabilities in the normal course of business. As noted above, the Company is in the development stage and, accordingly, has not yet generated revenues from operations. Since its inception, the Company has been engaged substantially in financing activities and developing its business plan and incurring start up costs and expenses. As a result, the Company incurred accumulated net losses from Inception (September 19, 2009) through the period ended June 30, 2013 of ($17,486,586). In addition, the Company’s development activities since inception have been financially sustained through debt and equity financing.

The ability of the Company to continue as a going concern is dependent upon its ability to raise additional capital from the sale of common stock and, ultimately, the achievement of significant operating revenues. These financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts, or amounts and classification of liabilities that might result from this uncertainty.

NOTE 4: STOCKHOLDERS’ EQUITY: COMMON AND PREFERRED STOCK

In January 2013 the Company restated its articles of incorporation and amended is capital stock structure. The capital stock structure of the Company now consist of 25,000,000 authorized shares of preferred stock of which 20,000,000 shares are designated Series A Preferred and 5,000,000 shares designated as Series B Preferred. As well as 100,000,000 authorized shares of common stock.

There were 11,963,000 and 10,438,000 shares of common stock outstanding as of June 30, 2013 and 2012.

On February 5, 2013 The Company issued 5,600,000 shares of Preferred Series A stock valued @ $1.00 per share for 80% interest in Sexy Population, LLC and XS Modeling LLC.

On February 5, 2013 the Company issued 11,200,000 shares of Preferred Series A stock valued @$1.00 per share for consulting services.

On February 5, 2013 the Company issued 200,000 shares of Class A Preferred Series A stock valued @ $1.00 per share for consulting services.

On February 5, 2013 the Company issued 500,000 shares of Class B Preferred Series B stock valued @ $0.80 per share.

On February 5, 2013 the Company issued 1,500,000 shares of common stock valued @ $0.20 per share for the acquisition of AfterParty Live.com

On February 5, 2013 the Company issued 25,000 shares of common stock valued @ $0.20 per share related to stock subscription agreement.

F-8

Preferred Series A stock has a par value of $.001 and each share is convertible into ten shares of common stock at the option of the shareholder with the boards consent.

Preferred Series B stock has a par value of $.001 and each is convertible into 4 shares of common stock at the option of the shareholder with the boards consent.

There were 17,000,000 shares of Preferred A stock and 500,000 shares of Preferred B stock outstanding outstanding as of June 30, 2013.

The Company had 87,000,000 common shares equivalents not included in earning per share calculation since they are considered anti-dilutive.

NOTE 5: ACQUISITION

On February 5, 2013 the Company entered into an acquisition agreement with Sexy Population, LLC and XS Modeling, LLC. The Company acquired an 80% interest in Sexy Population, LLC and XS Modeling, LLC. The Company issued 5,600,000 shares of Series A preferred stock with a value of $1.00 per share.

The agreement provides that Megas will fund XS Modeling, LLC for the next twenty four months in the amount of $9,500. The above mentioned financing is contingent on the amount of funds raised in Megas' register offering and therefore said amount can be negotiated by mutual agreement of both the Company and XS Modeling, LLC .

On January 31, 2013 the Company entered into an acquisition agreement with Excelsior Management, LLC to acquire 100% ownership interest in AfterPartyLive.com, LLC. The Company issued 1,500,000 common shares of Megas Inc valued at $0.20 per share for a total consideration of $300,000 the assets acquired consisted of equipment worth $10,000 and a website valued at $5,000. The Company recorded addition consideration in excess of fair market value of $285,000.

Under the agreement the Company will pay a 6% royalty interest of all gross profit pertaining to the streaming divisions of Megas. Royalties are to be paid on quarterly basis. As of June 30, 2013 and 2012 no royalties were owed.

The assets acquired by the company consisted of a website and various marketing materials.

F-9

MEGAS, INC.

(A Development Stage Enterprise)

Notes to Consolidated Financial Statements

For the Years Ended June 30, 2013 and 2012

NOTE 6 – INCOME TAXES

As of June 30, 2013, the Company had net operating loss carry forwards of approximately $17,486,586 that may be available to reduce future years’ taxable income in varying amounts through 2031. Future tax benefits which may arise as a result of these losses have not been recognized in these financial statements, as their realization is determined not likely to occur and accordingly, the Company has recorded a valuation allowance for the deferred tax asset relating to these tax loss carry-forwards.

The provision for Federal income tax consists of the following:

	June 30, 2013	June 30, 2012
Federal income tax benefit attributable to:
Current operations	5,921,963	18,632
Less: valuation allowance	(5,921,963)	(18,632)
Net provision for Federal income taxes	$-

The cumulative tax effect at the expected rate of 34% of significant items comprising our net deferred tax amount is as follows:

	June 30, 2013	June 30, 2012
Deferred tax asset attributable to:
Net operating loss carryover	17,417,538	54,801
Less: valuation allowance	(17,417,538)	(54,801)
Net deferred tax asset	$-

Due to the change in ownership provisions of the Tax Reform Act of 1986, net operating loss carry forwards of approximately $17,486,598 for Federal income tax reporting purposes are subject to annual limitations. Should a change in ownership occur net operating loss carry forwards may be limited as to use in future years.

NOTE 7: SUBSEQUENT EVENT

The Company has evaluated subsequent events from the balance sheet through the date of this filing, and determined there are no events to disclose.

F-10

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Pursuant to Section 317 of the California Corporations Code, we may indemnify an officer or director who is made a party to any proceeding, including a lawsuit, because of his or her position, if he or she acted in good faith and in a manner he or she reasonably believed to be in our best interest. We may advance expenses incurred in defending a proceeding. To the extent that the officer or director is successful on the merits in a proceeding as to which he or she is to be indemnified, we must indemnify the officer or director against all expenses incurred, including attorney’s fees. With respect to a derivative action, indemnity may be made only for expenses actually and reasonably incurred in defending the proceeding, and if the officer or director is judged liable, then only by a court order.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to the directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a directors, officers or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

LEGAL OPINION

The validity of the shares offered hereby has been passed upon for us by Harold P. Gewerter, Esq.

EXPERTS

The consolidated financial statements included in this prospectus audited and prepared by KLJ & Associates, LLP an independent registered public accounting firm, to the extent and for the periods set forth in their report appearing elsewhere herein and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

INTERESTS OF NAMED EXPERTS AND COUNSEL

No experts or counsel to the company have any shares or other interests in Megas, Inc.

LEGAL PROCEEDINGS

The issuer is not party to any pending material legal proceedings.

ADDITIONAL INFORMATION

We will be subject to the reporting requirements of the Securities Exchange Act of 1934, as amended, and will file reports, proxy statements and other information with the SEC. These reports, proxy statements and other information may be inspected and copied at the public reference facilities maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549 and at the SEC’s regional offices located at the Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661, and 233 Broadway, New York, New York 10279. You can obtain copies of these materials from the Public Reference Section of the SEC upon payment of fees prescribed by the SEC. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC’s Web site contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of that site is http://www.sec.gov.

We have filed a Registration Statement on Form S-1 with the SEC under the Securities Act of 1933, as amended, with respect to the securities offered in this prospectus. This prospectus, which is filed as part of a Registration Statement, does not contain all of the information set forth in the Registration Statement, some portions of which have been omitted in accordance with the SEC’s rules and regulations. Statements made in this prospectus as to the contents of any contract, agreement or other document referred to in this prospectus are not necessarily complete and are qualified in their entirety by reference to each such contract, agreement or other document which is filed as an exhibit to the Registration Statement. The Registration Statement may be inspected without charge at the public reference facilities maintained by the SEC, and copies of such materials can be obtained from the Public Reference Section of the SEC at prescribed rates.

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Dealer Prospectus Delivery Obligation

Until ___________ , all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

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PART II — INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution

The following table sets forth the expenses expected to be incurred in connection with the issuance and distribution of the securities being registered (also included in the Use of Proceeds table).

SEC Registration	$45
Legal Fees and Expenses*	10,000
Accounting Fees*	10,000
Miscellaneous*	200
Total	$20,245

* Estimated

The Issuer will pay all fees and expenses associated with this offering with the Selling Shareholders paying none of the expenses.

Item 14. Indemnification of Directors and Officers

Pursuant to our bylaws, the liability of our officers and directors for monetary damage shall be eliminated to the fullest extent permissible pursuant to Nevada law.

Pursuant to Nevada Revised Statutes, we may indemnify an officer or director who is made a party to any proceeding, including a lawsuit, because of his or her position, if he or she acted in good faith and in a manner he or she reasonably believed to be in our best interest. We may advance expenses incurred in defending a proceeding. To the extent that the officer or director is successful on the merits in a proceeding as to which he or she is to be indemnified, we must indemnify the officer or director against all expenses incurred, including attorney’s fees. With respect to a derivative action, indemnity may be made only for expenses actually and reasonably incurred in defending the proceeding, and if the officer or director is judged liable, then only by a court order.

Item 15. Recent Sales of Unregistered Securities

During 2013 and 2014 21,372,813 shares of common stock were issued to various shareholders. The price of the common stock issued to them was arbitrarily determined and bore no relationship to any objective criterion of value. At the time of issuance, the Company was recently formed or in the process of being formed and possessed no material assets. All shares were sold under Regulation D or Regulation S, involved no solicitation and all investors were in possession of all material information regarding the Company.

Item 16. Exhibits

Exhibit Number	Exhibit Description

3.1	Articles of Incorporation of Megas, Inc. dated September 17, 2009
3.2	Bylaws dated September 17, 2009
5.1	Opinion of Harold P. Gewerter, Esq.
23.1	Consent of KLJ & Associates, LLP
23.2	Consent of Harold P. Gewerter, Esq. (included in Exhibit 5.1 herein).
24.1	Power of Attorney (included on signature page)
99.1	Exclusive Contribution Agreement
99.2	Exclusive Contribution Agreement
99.3	Acquisition Agreement
99.4	Acquisition Agreement

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Item 17. Undertakings

The undersigned hereby undertakes:

(1) To file, during any period, in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933, as amended;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of the Registration Fee” table in the effective Registration Statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4). Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the  Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

i	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424,

ii	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant,

iii.	The portion of any free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant,

iv.	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Las Vegas, NV on August 11, 2014.

Megas, Inc.

By: /s/ Charles Mui
Charles Mui, CEO, CFO, CAO
Chairman of the Board, Principal Executive Officer, Principal Financial Officer

By: /s/ Adam Businger
Adam Businger, VP of Entertainment Logistics, Dir.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated, on August 11, 2014.

Megas, Inc.

By: /s/ Charles Mui
Charles Mui, CEO, CFO, CAO
Chairman of the Board, Principal Executive Officer, Principal Financial Officer

By: /s/ Adam Businger
Adam Businger, VP of Entertainment Logistics, Dir.

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